                                                                   EXHIBIT 10.42


                                CREDIT AGREEMENT




                                 BY AND BETWEEN




                              LASALLE NATIONAL BANK
                            135 SOUTH LASALLE STREET
                                CHICAGO, ILLINOIS




                                       AND




                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                            3350 NORTH KEDZIE AVENUE
                                CHICAGO, ILLINOIS







                            DATED AS OF JULY 14, 1997

                                      INDEX

Article I - Definitions and Interpretation                                             1
         Section 1.01.   Defined Terms                                                 1
         Section 1.02.   Accounting Terms                                             18
         Section 1.03.   Interpretation                                               18

Article II - The Facilities                                                           19
         Section 2.01.   The Loans                                                    19
         Section 2.02.   Evidences of Debt                                            20
         Section 2.03.   Maintenance of Loans: Interest                               20
         Section 2.04.   Interest on Overdue Amounts                                  21
         Section 2.05.   Borrowing Procedures                                         22
         Section 2.06.   Payment                                                      22
         Section 2.07.   Fees                                                         24
         Section 2.08.   Letters of Credit                                            25
         Section 2.09.   Conversion Options: Continuance                              27
         Section 2.10.   Requirements of Law                                          28
         Section 2.11.   Illegality                                                   30
         Section 2.12.   Indemnity                                                    30
         Section 2.13.   Availability of Alternative Currency                         31
         Section 2.14.   Euro                                                         31

Article III - Representations and Warranties                                          31
         Section 3.01.   Organization; Corporate Powers                               31
         Section 3.02.   Authorization                                                32
         Section 3.03.   Governmental Approval                                        32
         Section 3.04.   Enforceability                                               32
         Section 3.05.   Financial Matters                                            32
         Section 3.06.   No Material Adverse Change                                   32
         Section 3.07.   Subsidiaries                                                 32
         Section 3.08.   Litigation                                                   33
         Section 3.09.   Compliance with Laws                                         33
         Section 3.10.   Environmental Protection                                     33
         Section 3.11.   Agreements                                                   34
         Section 3.12.   Federal Reserve Regulations                                  34
         Section 3.13.   Taxes                                                        34
         Section 3.14.   Labor and Employment                                         34
         Section 3.15.   Investment Company Act; Public Utility Holding Company Act   34
         Section 3.16.   Capitalization                                               35
         Section 3.17.   Properties; Security Interests                               35
         Section 3.18.   Intellectual Property: Licenses                              35
         Section 3.19.   Solvency                                                     35
         Section 3.20.   Complete Disclosure                                          36

Article IV - Conditions to the Loans                                                  36
         Section 4.01.   General Conditions                                           36
         Section 4.02.   Conditions to First Advance                                  37

Article V - Affirmative Covenants                                                     39
         Section 5.01.   Existence                                                    40
         Section 5.02.   Businesses and Properties: Compliance with Laws              40
         Section 5.03.   Insurance                                                    40
         Section 5.04.   Obligations and Taxes                                        40
         Section 5.05.   Financial Statements: Reports                                41
         Section 5.06.   Litigation and Other Notices                                 42
         Section 5.07.   Erisa                                                        43
         Section 5.08.   Maintaining Records; Access to Premises and Inspections      43
         Section 5.09.   Use of Proceeds                                              43
         Section 5.10.   Banking Business: Collections                                43

Article VI - Negative Covenants                                                       44
         Section 6.01.   Indebtedness                                                 44
         Section 6.02.   Negative Pledge                                              44
         Section 6.03.   Sale of Assets                                               45
         Section 6.04.   Consolidations, Mergers or Purchases of Assets               45
         Section 6.05.   Restricted Payments                                          45
         Section 6.06.   Investments, Loans and Advances                              46
         Section 6.07.   Transactions with Affiliates                                 46
         Section 6.08.   Line of Business                                             46
         Section 6.09.   Fiscal Year, Accounting                                      46
         Section 6.10.   Restrictions on Sale of Assets and Distributions             46
         Section 6.11.   Issuance of Equity Interests                                 46
         Section 6.12.   Modifications of Material Documents                          47
         Section 6.13.   Leverage Ratio                                               47
         Section 6.14.   Tangible Net Worth                                           47
         Section 6.15.   Subordinated Debt                                            47
         Section 6.16.   Leases                                                       48

Article VII - Defaults                                                                48
         Section 7.01.   Events of Default                                            48
         Section 7.02.   Remedies upon Default                                        50

Article VIII - Miscellaneous                                                          51
         Section 8.01.   Notices                                                      51
         Section 8.02.   Survival of Agreement                                        52
         Section 8.03.   Successors and Assigns                                       52
         Section 8.04.   Expenses of the Lender; Indemnify; Judgment Currency         52
         Section 8.05.   Right of Setoff                                              54
         Section 8.06.   Applicable Law                                               54
         Section 8.07.   Waivers                                                      54
         Section 8.08.   Amendments                                                   55
         Section 8.09.   Severability                                                 55
         Section 8.10.   Counterparts                                                 55
         Section 8.11.   Headings                                                     55
         Section 8.12.   Consent to Jurisdiction                                      55
         Section 8.13.   Waiver of Jury Trial                                         56
         Section 8.14.   Interest Limitation                                          57
         Section 8.15.   Loan Documents                                               57

INDEX OF EXHIBITS AND SCHEDULES


                                    EXHIBITS

EXHIBIT A-1                Revolving Credit Note

EXHIBIT A-2                Term Loan Note

EXHIBIT B-1                Borrower Security Agreement

EXHIBIT B-2                UAI Security Agreement

EXHIBIT B-3                Canadian Security Agreement

EXHIBIT C                  Mortgage

EXHIBIT D-1                Stock Pledge Agreement

EXHIBIT D-2                Canadian Pledge Agreement

EXHIBIT E-1                UAI Guaranty

EXHIBIT E-2                Canadian Guaranty

EXHIBIT F                  Form of Intercompany Note

EXHIBIT G                  Opinion of Counsel

EXHIBIT H                  Borrowing Base Certificate

EXHIBIT I                  Compliance Certificate

EXHIBIT J                  Lockbox Agreement

                                    SCHEDULES


Schedule 3.07               Subsidiaries, Affiliates and Joint Ventures

Schedule 3.08               Litigation

Schedule 3.10               Environmental Matters

Schedule 3.16               Primary Shareholders

Schedule 3.17               Properties

Schedule 6.01               Indebtedness

Schedule 6.02               Liens

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (as from time to time amended, modified, restated, supplemented and in effect, this "AGREEMENT") is entered into as of July 14, 1997 by and between LASALLE NATIONAL BANK, a national banking association, its successors and assigns (the "LENDER"), and UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., a Delaware corporation (the "BORROWER").

                                    RECITALS

         A. The Borrower has requested that the Lender extend credit in the form of (i) a revolving credit facility (including a letter of credit facility) in an aggregate principal amount not to exceed $20,000,000 at any time and (ii) a term loan facility in an aggregate amount not to exceed $4,450,000 at any time, in each case for the purposes and subject to the terms and conditions hereinafter set forth.

         B. The Lender is willing to make such credit facilities available to the Borrower and the Borrower is willing to borrow from the Under, subject to the terms and conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the matters set forth in the Recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                     ARTICLE I DEFINITIONS AND INTERPRETATION

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ACCOUNT DEBTOR" shall mean the Account Debtor defined in the Security Agreements.

         "ACCOUNTS" shall mean the Accounts defined in the Security Agreements.

         "ACCOUNTS AVAILABILITY" shall mean 80% of the net amount (after deduction for such reserves as the Lender deems proper and necessary) of Eligible Accounts; provided, however, that beginning in Fiscal Year 1998, if the audited financial statements of the Borrower for Fiscal Year 1997 reflect a an EBT for such Fiscal Year of at least $1 000,000, the Accounts Availability shall be increased to 85 % of the net amount (after deduction for such reserves as the Lender deems proper and necessary) of Eligible Accounts.

         "ACCOUNTS REPORT" shall mean a report delivered to the Lender by the required by SECTION 5.05(F) of this Agreement, consisting of an aged trial balance of all of the Borrower's Accounts existing as of the date of such Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, outstanding balance and the aging of such outstanding balance.

         "AFFILIATE" shall mean, with respect to any Person, any other Person (including any member of the immediate family of any such natural Person) which directly or indirectly beneficially owns or controls 5 % or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933), and any shareholder, director or executive officer of any such Person. Without limitation the foregoing, Affiliates of the Borrower shall specifically include the Guarantors and UBP Hungary, Inc. a corporation organized under the laws of Hungary.

         "ALTERNATIVE CURRENCY" shall mean, subject to availability pursuant to
SECTION 2.13 and to the extent freely transferrable. and convertible into Dollars, Deutsche Marks, the lawful currency of Germany.

         "ALTERNATIVE CURRENCY LOANS" shall mean any Loan made pursuant to
SECTION 2,01(A)(III) in the Alternative Currency, as designated by the Borrower pursuant to a Notice of Borrowing or Notice of Continuance.

         "ALTERNATIVE CURRENCY RATE" shall mean with respect to each Interest Period for any Alternative Currency Loan the rate of interest per annum equal to the quotient of (a) the rate of interest per annum (expressed as a whole number) at which deposits in the Alternative Currency in immediately available funds are offered to the Lender at approximately 11: 00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market for a period equal to such Interest Period and in an Alternative Currency amount equal or comparable to the principal amount of such Alternative Currency Loan, divided by (b) a number equal to 1.0 minus the daily average for the applicable Interest Period of the maximum rate (expressed as a decimal) at which reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board (or any successor) under Regulation D on "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on the Alternative Currency Loans is determined by any category of extension of credit or other assets that includes loans by non-United States offices of any lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto (such Alternative Currency Rate to be adjusted to the next higher 1/16 of one percent). For purposes of this definition, the Alternative Currency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

         "ALTERNATIVE CURRENCY SUBLIMIT" shall mean an amount not to exceed the lesser $2,000,000 and (b) the Revolving Credit Availability.

         "ALTERNATIVE CURRENCY UTILIZATION " shall mean the Current Dollar Equivalent of outstanding Alternative Currency Loans at any time.
         "APPLICABLE MARGIN" shall mean the percentage per annum specified in the chart below for a particular Level and Leverage Ratio and a particular type of Loan under the Revolving Credit Facility or the Term Loan Facility, as the case may be:


====================================================================================================================
                                                  REVOLVING CREDIT FACILITY                TERM LOAN FACILITY
\--------------------------------------------------------------------------------------------------------------------
                       LEVERAGE RATIO    PRIME RATE LOANS      LIBOR/ALTERNATIVE        PRIME RATE     LIBOR LOANS
       LEVEL                                                     CURRENCY LOANS            LOANS
--------------------------------------------------------------------------------------------------------------------
Level 1                      4.0               .50                    2.5%                 .75%           2.75%
--------------------------------------------------------------------------------------------------------------------
Level 2              3.4 less than 4.0         .25%                  2.25%                 .50%           2.50%
--------------------------------------------------------------------------------------------------------------------
Level 3              3.0 less than 3.5          0%                   2.00%                 .25%           2.25%
--------------------------------------------------------------------------------------------------------------------
Level 4              2.5 less than 3.0         0%                   1.75%                  0%            2.00%
--------------------------------------------------------------------------------------------------------------------
Level 5                  less than 2.5          0%                   1.50%                  0%            1.75%
====================================================================================================================

For the period commencing on the Closing Date and ending on the date which occurs ten (10) days after the Lender receives the financial statements and the related Compliance Certificate required to be delivered pursuant to SECTION 5.05(B) and SECTION 5.05(E) of this Agreement with respect to the second fiscal quarter of 1997, the Applicable Margin set forth in Level 4 above shall apply to all Loans made under both the Revolving Credit Facility and the Tenn Loan Facility. Thereafter, the Leverage Ratio shall be calculated as of the end of each fiscal quarter, and shall be reported to the Lender pursuant to a Compliance Certificate executed by a Financial Officer of the Borrower and delivered in accordance with SECTION 5.05(E) hereof Not later than five (5) Business Days after receipt by the Lender of each Compliance Certificate delivered by the Borrower in accordance with SECTION 5.05(E) for each fiscal quarter or fiscal year, as applicable, the Borrower, subject to the approval of the Lender, shall determine the Leverage Ratio for the applicable period. The Lender shall then determine any change in each Applicable Margin resulting therefrom. Each Applicable Margin shall be adjusted (upwards or downwards, as appropriate), if necessary, based on the Leverage Ratio as of the end of the fiscal quarter immediately preceding the date of determination. The adjustment, if any, to the Applicable Margin shall be effective as to all Loans commencing on the tenth (10th) Business Day after the delivery of such quarterly or annual financial statements delivered in accordance with SECTIONS 5.05(A) AND 5.05(B) and such related Compliance Certificate of a Financial Officer of the Borrower delivered in accordance with SECTION 5.05(B) and shall be effective from and including the tenth (10th) Business Day after the date the Lender receives such Compliance Certificate to but excluding the tenth (10th) Business Day after the date on which the next Compliance Certificate is required to be delivered pursuant to SECTION 5.05(E); provided, however, that, in the event that the Borrower shall fail at any time to furnish to the Lender such financial statements and any such Compliance Certificate required to be delivered pursuant to SECTIONS 5.05(A), 5.05(B) AND 5.05(E), the Applicable Margin set forth in Level 1 above shall apply until the tenth (10th) Business Day after such time as all such financial statements and each such Compliance Certificate are so delivered to the Lender. Each determination of the Leverage Ratio by the Borrower (subject to approval by the Lender) and each determination of the Applicable Margin by the Lender in accordance with this definition shall be conclusive and binding on the parties absent manifest error.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWER" shall mean the Borrower defined in the preamble of this Agreement.

         "BORROWER SECURITY AGREEMENT" shall mean a security agreement executed and delivered by the Borrower on the Closing Date, in substantially the form of EXHIBIT B-1, pursuant to which the Borrower grants the Lender a security interest in the Collateral described in such Borrower Security Agreement.

         "BORROWER'S REPRESENTATIVE" shall mean Arvin Scott or any other person or persons as the Borrower shall designate in writing to the Lender.

         "BORROWING BASE" shall mean and, at any particular time, be equal to the sum of (a) the Accounts Availability plus (b) the Inventory Availability, all as determined by the Lender from time to time in accordance with this Agreement.

         "BRAKE PARTS" shall mean Universal Brake Parts, Inc., a corporation formed under the laws of Ontario and wholly-owned subsidiary of UBP.

         "BUSINESS DAY" shall mean (a) in respect of Loans other than Alternative Currency Loans and LIBOR Loans, any day other than a Saturday, Sunday or legal holiday in the State of Illinois on which the Lender is open for business in Chicago, Illinois, and (b) in respect of Alternative Currency Loans and LIBOR Loans, any day other than a Saturday, Sunday or legal holiday in the State of Illinois or London, England on which the Lender is open for business in Chicago, Illinois and on which banks are open for general banking business in London, England and Germany (including dealings in foreign currency and exchange).

         "CANADIAN GUARANTY" shall mean that certain joint and several Guaranty of UBP, Brake Parts and IDC in favor of the Lender, in substantially the form of EXHIBIT E-2.

         "CANADIAN PLEDGE AGREEMENT" shall mean those separate pledge agreements executed and delivered by each of UBP and the Borrower on the Closing Date, in substantially the form of EXHIBIT D-2.

         "CANADIAN SECURITY AGREEMENT" shall mean those separate security agreements executed and delivered by each of UBP, Brake Parts and IDC on the Closing Date, in substantially the form of EXHIBIT B-3, pursuant to which each of UBP, Brake Parts and IDC grant the Lender a security interest in the Collateral described in such Canadian Security Agreement.

         "CHANGE OF CONTROL" shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; provided, however, that the acquisition by one or more of the following individuals of 30% or more of the outstanding shares of voting stock of the Borrower shall not be deemed to constitute a Change of Control of the Borrower: Arvin Scott, Yehuda Tzur, Reuben Gabay, Sami Israel, Eric Goodman and Sirrom. Capital Corporation, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals ("CONTINUING DIRECTORS") who (i) were directors of the Borrower on the first day of such period or (ii) subsequently become directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

         "CLOSING DATE" shall mean the date on which all of the conditions precedent set forth in ARTICLE IV have been satisfied and on which the first Loan is made by the Lender to the Borrower hereunder.

         "COLLATERAL" shall mean the Collateral defined in the Security Agreements.

         "COLLATERAL DOCUMENTS" shall mean collectively the Security Agreements, the Stock Pledge Agreement and the Mortgage.

         "COMMITMENT" shall mean the aggregate commitment of the Lender to the Borrower to (a) make Loans and issue Letters of Credit under the Revolving Credit Facility in a maximum principal amount not in excess of the Revolving Credit Availability and (b) make the Loan under the Term Loan Facility.

         "CONTINGENCY RESERVE" shall mean $850,000 or such other amount as the Lender may determine as necessary from time to time in its sole discretion as a reserve for liability in connection with First National Parts Exchange, Inc., Chapter 11 Debtor U.S.B.C. N.D. IL, Case No. 93-C-16978 Adv. No. 94-A-1084 Alex
D. Moglin, Trustee v. Universal Automotive, Inc. (the "LITIGATION "); provided, however, that the Contingency Reserve shall be reduced on a dollar-for-dollar basis for each dollar or dollar equivalent (e.g. stock delivered at an agreed upon valuation as of the date of delivery in the event of a settlement) paid by the Borrower in settlement or judgment relating to the Litigation; provided, further, that such dollar-for-dollar or dollar-equivalent reduction shall not begin until the amount owed by Borrower in connection with the settlement or judgment is less than or equal to the Contingency Reserve.

         "CORE INVENTORY" shall mean Eligible Inventory that consists of raw core components of brake shoes.

         "CREDIT UTILIZATIONS" shall mean, at any particular time, the sum of
(a) the outstanding principal balance of the Revolving Credit Note at such time including the Current Dollar Equivalent of any outstanding Alternative Currency Loans, plus (b) the Letter of Credit Obligations at such time.

         "CURRENT DOLLAR EQUIVALENT" shall mean at any date, with respect to Alternative Currency Loans, the amount of Dollars into which the principal amount of such Loan outstanding as of such date may be converted at the spot rate at which Dollars are offered to the Lender in Chicago for the Alternative Currency in an amount comparable to the amount of such Loan at approximately 11:00 a.m. (Chicago time) on the second Business Day prior to such date.

         "DEFAULT" shall mean any event that with notice or lapse of time or both would constitute an Event of Default.

         "DOLLARS" and the symbol "$" shall mean the lawful currency of the United States of America.

         "DOLLAR EQUIVALENT" shall mean with respect to each Alternate Currency Loan to be made, continued or converted in an Alternative Currency, the amount of Dollars into which the principal amount of such advance may be converted at the spot rate at which Dollars are offered to the Lender in Chicago for the Alternative Currency in an amount comparable to the amount of such advance at approximately 11:00 a.m. (Chicago time) the second Business Day prior to the date such advance is to be made or continued, as the case may be.

         "EBT" shall mean, for any period, on a consolidated basis for the Borrower and its Subsidiaries, Net Income of the Borrower and its Subsidiaries, plus consolidated income tax expense for the Borrower and its Subsidiaries deducted in determining Net Income for such period, all as determined in accordance with GAAP.

         "ELIGIBLE ACCOUNTS" shall mean those Accounts of each of UAI, UBP, Brake Parts and IDC included in an Accounts Report which, as of the date of such Accounts Report and at all times thereafter do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants and other provisions of this Agreement, including all of the following criteria:

                  (a) The Account arises because of the sale of goods in the ordinary course of business and such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned, repossessed, rejected, lost or damaged;

                  (b) The Account is not evidenced by chattel paper or an instrument of any kind;

                  (c) The Account Debtor obligated on such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind and the Lender is satisfied with the creditworthiness of such Account Debtor;

                  (d) The Account Debtor's principal place of business is located in the United States or Canada and the Account Debtor does not owe other amounts to the Borrower that are more than 90 days past due; provided, however, that (i) if 25 % or more of all amounts owed by the Account Debtor to the Borrower are more than 90 days past due, all amounts owed by such Account Debtor shall be excluded from Eligible Accounts in their entirety, and (ii) if less than 25 % of all amounts owed by the Account Debtor are more than 90 days past due, only such amounts with respect to such Account Debtor that are more than 90 days past due will be excluded from Eligible Accounts in their entirety;

                  (e) The Account is a valid, legally enforceable obligation of the relevant Account Debtor and such Account Debtor has not asserted any offset, counterclaim or defense denying liability thereunder;

                  (f) The Account is subject to and covered by the Lender's perfected, first priority security interest and is not subject to any other Lien, claim or security interest (except for Permitted Liens);

                  (g) The Account is evidenced by an invoice or other documentation in a form acceptable to the Lender, which invoice is dated no later than the date of shipment to the Account Debtor and has a due date not later than 90 days after the invoice date;

                  (h) The Account is not owing from an employee, officer, agent, director, stockholder or Affiliate or from the United States or Canada or any department, agency or instrumentality thereof;

                  (i) The Account does not arise out of a contract or order which by its terms forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Lender of the Account arising with respect thereto;

                  (j) The Account Debtor is not located in New Jersey, Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or similar filing, unless the Borrower (or UAI, UBP, Brake Parts or IDC, as the case may be) has either qualified as a foreign corporation, authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                  (k) Each of the warranties and representations set forth herein and in the Security Agreements with respect to the Account has been reaffirmed with respect to such Account at the time the most recent Accounts Report was delivered to the Lender;

                  (1) The Account is one against which the Lender is legally permitted to make advances and all applicable legal requirements with respect to such Account have been satisfied; and

                  (m) The Account is not a "contra receivable" and is net of any account payable by the Borrower or its Affiliates to such Account Debtor.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         "ELIGIBLE INVENTORY" shall mean that Inventory of each of UAI, UBP, Brake Parts and IDC included in an Inventory Certification Report which, as of the date of such Inventory Certification Report and at all times thereafter, does not violate the negative covenants and other provisions of this Agreement and does satisfy the affirmative covenants and other provisions of this Agreement, including all of the following criteria:

                  (a) The Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale and is either currently usable or currently saleable in the ordinary course of the Borrower's business and is not otherwise unacceptable to the Lender due to age, type, category or quantity;

                  (b) The Inventory is located at the Premises (and if any part of the Premises is leased, is subject to a landlord's waiver satisfactory to the Lender), is subject to and covered by the Lender's perfected, first-priority security interest and is not subject to any other Lien, claim, encumbrance or security interest (except for Permitted Liens);

                  (c) The Inventory has not been consigned to a customer of, or from a supplier to, the Borrower;

                  (d) Each of the warranties and representations set forth herein and in the Security Agreements relating to Inventory has been reaffirmed with respect thereto at the time the most recent Inventory Certification Report was delivered to the Lender;

                  (e) The Inventory is not so identified to a contract to sell that it constitutes an Account;

                  (f) The Inventory is not being held by a third party processor, unless (i) the Lender has a first priority Lien in such Inventory which has been acknowledged by such processor in writing reasonably acceptable to the Lender, (ii) such processor has waived any and all lien rights it may now or in the future have with respect to such Inventory, and (iii) such processor has agreed, for the benefit of the Lender, that such Inventory shall be clearly marked as being Inventory of the Borrower and shall be segregated from other inventory and materials held by time to time by such processor;

                  (g) The Inventory was not purchased by UAI, UBP, Brake Parts or IDC as pan of a "bulk" transfer or sale of assets unless all applicable bulk sales or bulk transfer laws have been complied with; and

                  (h) The Inventory is not work-in-process or "expense added merchandise" Inventory and is net of any finished goods "burden" and raw materials "burden."

Inventory of UAI, UBP, Brake Parts or IDC which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         "ENVIRONMENTAL LAWS" shall mean all laws relating to environmental, health or safety matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery, compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Borrower or its Subsidiaries or their respective properties, each as heretofore and hereafter amended or supplemented, and any analogous future or present local, state or Federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health or safety issues.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA AFFILIATE" shall mean any corporation, trade or business that is treated as a single employer with the Borrower or any of its Subsidiaries pursuant to Section 4001(b)(1) of ERISA.

         "EVENT OF DEFAULT" shall mean the Events of Default specified in
Section 7.01.

         "FEDERAL FUNDS RAT " shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

         "FEES" shall mean all of the fees payable by the Borrower to the Lender pursuant to SECTIONS 2.07 AND 2.08(h) of this Agreement and elsewhere under the Loan Documents.

         "FINANCIAL OFFICER" shall mean either the Chief Executive Officer, the President or the Chief Financial Officer of the Borrower.

         "FISCAL YEAR" or "FISCAL YEAR" shall mean each twelve-month period ending on December 31.

         "FOREIGN CONTROL REGULATIONS" shall have the meaning set forth in
SECTION 3.09.

         "GUARANTY" shall mean any obligation, contingent or otherwise, of any Person guarantying or having the economic effect of guarantying any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness (including any obligation to make capital contributions, loans or other payments pursuant to a keep well guaranty or similar instrument); provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "GUARANTORS " shall mean UAI, UBP, Brake Parts and IDC.

         "HAZARDOUS MATERIALS" shall mean (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or Federal law or under the regulations adopted or publications promulgated pursuant thereto, including Environmental Laws, (b) any oil, petroleum or petroleum derived substances, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of the Borrower or any of its Subsidiaries or to. Persons on or about such properties, or (ii) cause such properties to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "HEDGING AGREEMENT" shall mean any interest rate or currency hedging contract now existing or hereafter entered into by any Person.

         "HEDGING RESERVE" shall mean 8 % of the notional (face) amount of any Hedging Agreement between the Borrower and/or any of its Subsidiaries and any Person.

         "INDEBTEDNESS" shall mean, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money, or with respect to deposits with such Person or advances to such Person of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business not yet due and payable or not yet more than 60 days in arrears or with respect to which such Person is contesting in good faith the amount or validity thereof), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under leases that are classified as capital leases under generally accepted accounting principles, (h) all Guaranties of such Person including, but not limited to, the Subsidiary Guaranties, (i) all obligations of such Person under any Hedging Agreement, and 0) all obligations of such Person under or with respect to letters of credit and bankers acceptances.

         "INTERCOMPANY NOTES" shall mean those promissory notes of each of UAI, UBP, Brake Parts and IDC in favor of the Borrower, in substantially in the form of EXHIBIT F.

         "INTEREST PAYMENT DATE" shall mean: (a) with respect to any Prime Rate Loan, the first Business Day of each calendar month and the date of any conversion of such Prime Rate Loan into a LIBOR Loan; and (b) with respect to any LIBOR Loan or Alternative Currency Loan, the last Business Day of each 30 day period during each applicable Interest Period.

         "INTEREST PERIOD" shall mean with respect to any LIBOR Loan or Alternative Currency Loan (a) initially, the period commencing on the initial date of borrowing as set forth in the Notice of Borrowing described in SECTION
2.05 or the conversion date, or continuation date, as the case may be, with respect to such LIBOR Loan or Alternative Currency Loan and ending one month, two months or three months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan or Alternative Currency Loan and ending one month, two months or three months thereafter, as selected by the Borrower in the Notice of Continuance described in SECTION 2.09(b); provided that the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day except if the result of such extension would be for such Interest Period to end in another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period that would otherwise extend beyond the Tenn Loan Maturity Date shall end on the Tenn Loan Maturity Date;

         (iii) if the Borrower fails to give notice of the length of the Interest Period it requests with respect to the LIBOR Loan or Alternative Currency Loan, it shall be deemed to have selected a LIBOR Loan or Alternative Currency Loan of one month;

         (iv) any Interest Period pertaining to a LIBOR Loan or Alternative Currency Loan that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (v) no Interest Period with respect to any Loan under the Term Loan Facility shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of any Loan under the Term Loan Facility unless the aggregate principal amount of the Loans under the Tenn Loan Facility that are Prime Rate Loans plus the aggregate principal amount of Loans under the Term Loan Facility that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on any such Loan under the Tenn Loan Facility on such date.

         "IDC" shall mean International Discus Corporation, a corporation formed under the laws of Ontario and wholly-owned subsidiary of UBP.

         "INVENTORY" shall mean the Inventory defined in the Security
Agreements.

         "INVENTORY AVAILABILITY " shall mean the lesser of (a) the sum of (i) with respect to Eligible Inventory other than Core Inventory, 50% of the aggregate value of such Eligible Inventory, and (ii) with respect to Eligible Inventory which is Core Inventory, 25 % of the aggregate value of such Eligible Inventory (lower of cost or market, with cost generally determined using the weighted average method, which approximates the first-in, first-out method, net of such reserves as the Lender deems proper and necessary); and (b) $9,000,000; provided, however, that beginning in Fiscal Year 1998, if the audited financial statements of the Borrower for Fiscal Year 1997 reflect an EBT for such Fiscal Year of at least $1,000,000, the amount in subsection (b) of this definition shall be increased to $10,000,000, effective on the date of delivery of such audited financial statements pursuant to SECTION 5.05(a).

         "INVENTORY CERTIFICATION REPORT" shall mean a report delivered to the Lender by the Borrower, as required by SECTION 5.05, consisting of a detailed listing of all of UAI's and UBP's Inventory as of the date of such Inventory Certification Report describing the kind, type, quality, quantity, location and the lower of cost (computed on the basis of a first-in, first-out cost flow assumption) or market value of such Inventory.

         "LENDER" shall mean the Lender defined in the preamble of this Agreement.

         "LETTER OF CREDIT" shall mean any letter of credit issued by the Lender for the account of the Borrower in accordance with SECTION 2.08.

         "LETTER OF CREDIT OBLIGATIONS" shall mean, at any particular time, the sum of (a) Reimbursement Obligations and (b) the aggregate maximum amount then available to be drawn under the Letters of Credit.

         "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" shall mean, with respect to a Letter of Credit, such reimbursement agreement as the Lender may employ in the ordinary course of business for its own account.

         "LEVERAGE RATIO" shall mean, as at any date of determination thereof, the ratio of (a) the total Indebtedness of the Borrower and its Subsidiaries to
(b) the sum of (i) the Tangible Net Worth of the Borrower and its Subsidiaries plus (ii) the Subordinated Debt of the Borrower and its Subsidiaries for the most recently ended fiscal quarter, all calculated on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

         "LIBOR RATE" shall mean with respect to each Interest Period for any LIBOR Loan the rate of interest per annum equal to the quotient of (a) the rate of interest per annum (expressed as a whole number) at which deposits in U.S. Dollars in immediately available funds are offered to the Lender at approximately 11: 00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for a period equal to such Interest Period and in a Dollar amount equal or comparable to the principal amount of such LIBOR Loan, divided by (b) a number equal to 1.0 minus the daily average for the applicable Interest Period of the maximum rate (expressed as a decimal) at which reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board (or any successor) under Regulation D on to "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on the LIBOR Loans is determined by any category of extension of credit or other assets that includes loans by non-United States offices of any lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto (such LIBOR Rate to be adjusted to the next higher 1/16 of one percent). For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

         "LIBOR LOAN" shall mean any Loan (or portion thereof) bearing interest at the LIBOR Rate, as designated by Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Continuance.

         "LIEN" shall mean, with respect to any asset, any hen, mortgage, security interest, charge or encumbrance of any kind, including the rights of a vendor, lessor, or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production or advance payment and any other right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "LOAN" shall mean any advance made by the Lender to the Borrower under the Revolving Credit Facility (including any Alternative Currency Loan) or the Term Loan Facility.

         "LOAN ACCOUNT " shall mean the Loan Account defined in SECTION 2.06(b).

         "LOAN DOCUMENTS" shall mean collectively this Agreement, the Notes, the Collateral Documents, the UAI Guaranty, the Canadian Guaranty, the Intercompany Notes, the Subordination Agreement and the reports, certificates, financial statements and other agreements and instruments executed and delivered by the Borrower or any Guarantor, as the case may be, in connection herewith or therewith.

         "LOCKBOX AGREEMENT" shall mean the Lockbox Agreement among the Lender, the Borrower and the Guarantors, executed and delivered on the Closing Date in substantially the form of EXHIBIT J.

         "MARGIN STOCK" shall have the meaning assigned such term in Regulation
U.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect upon the business, operations, prospects, properties, assets, liabilities, operating results, cash flows or condition (financial or otherwise) of the Borrower or any of the Guarantors or (b) a material impairment of the ability of the Borrower or any Guarantor to perform the obligations, or the impairment of the validity or enforceability of, or material impairment of the rights or remedies of, or benefits to, the Lender, under any Loan Document, including a material impairment of the value of any Collateral.

         "MORTGAGE" shall mean the mortgage in substantially the form of EXHIBIT C.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate.

         "NET INCOME" shall mean, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, cumulative Net Income earned during such period, determined in accordance with GAAP.

         "NOTES" shall mean collectively the Revolving Credit Note and the Term Loan Note to be executed and delivered by the Borrower on the Closing Date.

         "NOTICE OF BORROWING" shall mean the Notice of Borrowing described in
SECTION 2.05.

         "NOTICE OF CONTINUATION" shall mean the Notice of Continuation described SECTION 2.09(b).

         "NOTICE OF CONVERSION" shall mean the Notice of Conversion described in
SECTION 2.09(a).

         "OBLIGATIONS" shall mean the Obligations as defined in the Borrower Security Agreement.

         "PENSION PLAN" shall mean any Plan and any Multiemployer Plan that is subject to the provisions of Section 302 of ERISA or Title IV of ERISA.

         "PERMITTED LIENS" shall mean the Liens permitted by SECTION 6.02.

         "PERSON" shall mean and includes natural persons, corporations (business, municipal or not-for-profit), limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PLAN" shall mean any employee Benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, that is maintained for employees of the Borrower or any ERISA Affiliate.

         "PREMISES" shall mean the Premises described in SECTION 3.17.

         "PRIME RATE" shall mean on any day a fluctuating rate per annum. equal to the higher of (i) the rate of interest designated by the Lender from time to time as its "Prime Rate," and (ii) a rate of interest equal to the sum of (A) the Federal Funds Rate, plus (B) 0. 5 %. The Prime Rate is not necessarily the lowest rate of interest charged by the Lender in connection with extensions of credit. Changes in the rate of interest on the Loan shall take effect simultaneously with each change in the Prime Rate. The applicaM2 Prime Rate shall be determined by the Lender in its sole judgment, and such determination shall be conclusive absent manifest error.

         "PRIME RATE LOAN" shall mean any Loan (or portion thereof) bearing interest at the Prime Rate, as designated by the Borrower pursuant to its Notice of Borrowing, Notice of Conversion or Notice of Continuance.

         "REGULATION D, G, T, U OR X" shall mean Regulation D, G, T, U or X of the Board, as each of the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "REIMBURSEMENT OBLIGATION" shall mean all amounts owed by the Borrower to the Lender (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, representing the principal of and interest on payments made by the Lender under or in connection with any Letter of Credit, including but not limited to, all unpaid drawings, fees, premiums, expenses, attorneys' fees, accountants' fees, capital adequacy charges, increased costs and similar costs and expenses owed or payable under this Agreement or any Letters of Credit, including but not limited to, the fees set forth in SECTION 2.08 hereof.

         "REPORTABLE EVENT" shall mean any Reportable Event within the meaning of Section 4043(b) of Title IV of ERISA or the regulations issued thereunder.

         "REVOLVING CREDIT AVAILABILITY" shall mean the Revolving Credit Availability described in SECTION 2.01(a).

         "REVOLVING CREDIT FACILITY" shall mean the Revolving Credit Facility described in SECTION 2.01(a).

         "REVOLVING CREDIT NOTE" shall mean the Revolving Credit Note described in SECTION 2.02, to be executed and delivered by the Borrower on the Closing Date, in substantially the form of EXHIBIT A-1.

         "REVOLVING CREDIT TERMINATION DATE" shall mean May 1, 1999.

         "SECURITY AGREEMENTS" shall mean the Borrower Security Agreement, the UAI Security Agreement and the Canadian Security Agreement.

         "SHAREHOLDERS' EQUITY" shall mean the sum of the capital stock, capital in excess of par and stated value of shares of its capital stock, retained earnings and any other account, including any special account for common stock subject to redemption, which, in accordance with generally accepted accounting principles, constitutes stockholder's equity (or such other appropriate account designation).

         "STOCK PLEDGE AGREEMENT" shall mean that certain Stock Pledge Agreement executed and delivered by the Borrower on the Closing Date, in substantially the form of EXHIBIT D-1, pursuant to which the Borrower pledges the stock of UAI and UBP to the Lender.

         "SUBORDINATION AGREEMENT" the Intercreditor and Subordination Agreement among the Borrower, the Lender and Sirrom Capital Corporation to be executed and delivered as of the Closing Date.

         "SUBORDINATED DEBT" shall mean funded Indebtedness of the Borrower payable to a Person on terms and subject to conditions satisfactory to the Lender and which is subordinated to the Obligations pursuant to a written subordination agreement satisfactory to the Lender in its sole discretion. The Subordination Agreement executed and delivered on the Closing Date shall be deemed satisfactory to the Lender.

         "SUBSIDIARY" shall mean, as to any Person (a) any corporation, more than 50 % of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture, or other entity in which such Person and/or one or more Subsidiaries of such Person has greater than a 50% equity interest at the time.

         "SUBSIDIARY GUARANTIES" shall mean the UAI Guaranty and the Canadian Guaranty.

         "TANGIBLE NET WORTH" shall mean, as of any particular date, the Borrower's Shareholders' Equity, minus the value of the Borrower's unamortized debt discount and expense, prepaid expenses, deposits, unamortized deferred charges, goodwill, organization costs, noncompetition agreements, patents, copyrights, trademarks and other intangible items, all as determined in accordance with generally accepted accounting principles.

         "TAXES" shall mean the Taxes detailed in SECTION 2.06(e).

         "TERM LOAN FACILITY" shall mean the Term Loan Facility described in
SECTION 2.01(b).

         "TERM LOAN MATURITY DATE" shall mean May 1, 2002.

         "TERM LOAN NOTE" shall mean the Term Loan Note described in Section 2.02, to be executed and delivered by the Borrower on the Closing Date in substantially the form of EXHIBIT A-2.

         "TOOLING INVENTORY" shall mean coreboxes and other patterns used for the purpose of producing parts or castings.

         "TRANSACTIONS" shall mean collectively the execution, delivery and performance by the Borrower and the Guarantors of this Agreement and each of the other Loan Documents, the borrowing by the Borrower hereunder, the grant of Liens pursuant to the Collateral Documents and all other transactions contemplated by this Agreement and the other Loan Documents.

         "UAI" shall mean Universal Automotive, Inc., an Illinois corporation and wholly subsidiary of the Borrower.

         "UAI GUARANTY" shall mean that certain Guaranty of UAI in favor of the Lender, in substantially the form of EXHIBIT E-1.

         "UAI SECURITY AGREEMENT" shall mean a security agreement executed and delivered by UAI on the Closing Date, in substantially the form of EXHIBIT B-2,pursuant to which UAI grants the Lender a security interest in the Collateral described in such UAI Security Agreement.

         "UBP" shall mean UBP Canholdings, Inc., a corporation formed under the laws of Ontario and wholly-owned subsidiary of the Borrower.

         "UNITED STATES" and "U.S." shall each mean the United States of America.

         SECTION 1.02. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a consistent basis; provided, however, that each reference in ARTICLE VI hereof, or in the definition of any term used in ARTICLE VI hereof, to generally accepted accounting principles, shall mean generally accepted accounting principles as in effect in the United States on the date hereof.

         SECTION 1.03. INTERPRETATION. In this Agreement and each other Loan Document, unless a clear contrary intention appears:

         (a) the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity;

         (c) reference to either gender includes the other gender;

         (d) reference to any agreement (including this Agreement and the Schedules and Exhibits and the other Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Loan Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (e) reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder;

         (f) reference to any Article, Section, Schedule, or Exhibit means such Article or Section of this Agreement or Schedule or Exhibit to this Agreement;

         (g) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

         (h) "including" (and with correlative meaning "include") means limiting the generality of any description preceding such term; and

         (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."


                            ARTICLE II THE FACILITIES

SECTION 2.01. THE LOANS.

         (a) REVOLVING CREDIT FACILITY.

                  (i) Subject to the terms and-conditions of this Agreement, the Lender shall make available to the Borrower from time to time during the term of this Agreement up to the Revolving Credit Termination Date, a revolving line of credit (the "REVOLVING CREDIT FACILITY") in an aggregate amount not to exceed at any one time the lesser of (A) $20,000,000, and (B) the Borrowing Base; provided, however, that such lesser amount shall be reduced by the amount of (w) any Letter of Credit Obligations, (x) the Contingency Reserve, (y) the Hedging Reserve and (z) the Alternative Currency Utilization (the "REVOLVING CREDIT AVAILABILITY").

                  (ii) If (A) the Borrower's audited financial statements for Fiscal Year 1997 reflect (1) an EBT of at least $3,000,000 for such Fiscal Year and (2) a Leverage Ratio of less than 3. 0: 1.0 at the end of Fiscal Year 1997 and (B) at such time, the Borrower is in compliance with all covenants contained in this Agreement (and no Default or Event of Default otherwise exists hereunder), the Borrowing Base limitation on the Revolving Credit Availability shall be suspended. If thereafter the Borrower (A) incurs a net loss (calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP) as at the end of any subsequent month, calculated on a cumulative, year-to-date basis as of the end of such month, (B) has a Leverage Ratio of greater than 3. 0: 1. 0 at the end of any month or (C) is in noncompliance with any covenant contained in this Agreement or a Default or Event of Default otherwise occurs, the Borrowing Base limitation on the Revolving Credit Availability shall be automatically reinstated as of the earliest of the events specified in clauses (A), (B) or (C) above to occur, until such time as (x) with respect to a noncompliance with clauses (B) or (C), such noncompliance ceases to exist, and (y) in the event of noncompliance with clause (A) above, until such time as the Borrower records a positive

         Net Income for a period of three consecutive months, calculated on a cumulative, year-to-date basis; whereupon following the curing of such noncompliance, the Borrowing Base limitation on the Revolving Credit Availability shall be rescinded, subject to reinstatement upon a subsequent violation of clause (A), (B) or (C) above.

                  (iii) Subject to the terms and conditions of this Agreement, the Lender shall make available to the Borrower from time to time under the Revolving Credit Facility during the term of this Agreement up to the Revolving Credit Termination Date Alternative Currency Loans in a Dollar Equivalent not to exceed at any one time (together with the Current Dollar Equivalent at such time of all outstanding Alternative Currency Loans) the Alternative Currency Sublimit. The Current Dollar Equivalent of outstanding Alternative Currency Loans shall constitute utilization under the Revolving Credit Facility.

                  (iv) Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow under the Revolving Credit Facility.

         (b) TERM LOAN FACILITY. Subject to the terms and conditions of this Agreement, the Lender shall make available to the Sorrow"e-i on the Closing Date a term loan (the "TERM LOAN FACILITY") in an aggregate amount of up to $4,450,000. Repayments and prepayments of the Term Loan Facility shall not be subject to reborrowing.

         SECTION 2.02. EVIDENCES OF DEBT. The Revolving Credit Facility and the Loans made by the Lender to the Borrower thereunder shall be evidenced by the Revolving Credit Note. The Term Loan Facility shall be evidenced by the Term Loan Note. Alternative Currency Loans under the Revolving Credit Facility shall be maintained and recorded by the Lender in accordance with its usual practice for evidencing such Loans (and the Borrower agrees to execute and deliver upon the request of the Lender a promissory note or other evidence of debt denominated in the Alternative Currency and in the amount of the Alternative Currency Sublimit, in which case any such note shall be deemed a "Note" hereunder for all purposes.) The Lender shall, and is hereby authorized by the Borrower to, record on any schedules attached to the Notes (or on a continuation of such schedules attached to the Notes and made a part thereof), or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender, each payment of principal of any portion of each Loan, each payment of interest on each Loan and the other information provided for on such schedule; provided, however, that the failure of the Lender to make such a notation or any error in such a notation shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Notes and this Agreement.

         SECTION 2.03. MAINTENANCE OF LOANS: INTEREST.

                  (a) MAINTENANCE OF LOANS. The Loans may be made and maintained as (i) Prime Rate Loans, (ii) LIBOR Loans, (iii) Alternative Currency Loans (subject to the limitations on Alternative Currency Loans contained herein), or (iv) any combination of Prime Rate Loans, LIBOR Loans and Alternative Currency Loans (subject to the limitations on Alternative Currency Loans contained herein), provided that all Loans comprising a part of the same borrowing shall be of the same type. The aggregate principal amount of each Loan, whether new, converted or continued, shall not be less than $100,000 for a Prime Rate Loan or $1,000,000 for a LIBOR Loan or an Alternative Currency Loan and shall be in integral multiples of $25,000 for Prime Rate Loans and $500,000 for LIBOR Loans and Alternative Currency Loans. More than one borrowing may occur on the same date, but at no time shall there be outstanding more than five LIBOR Loans and Alternative Currency Loans.

                  (b) INTEREST. Except as set forth in SECTION 2.04, the Borrower shall pay the Lender interest on the outstanding principal balance of the Loans from time to time at a rate per annum equal to (i) with respect to Prime Rate Loans, the Prime Rate plus the Applicable Margin per annum; (ii) with respect to LIBOR Loans, the LIBOR Rate plus the Applicable Margin per annum; and (iii) with respect to Alternative Currency Loans, the Alternative Currency Rate plus the Applicable Margin per annum. The records of the Lender as to the interest rate applicable to a particular advance shall be binding and conclusive absent manifest error. Interest shall be payable from the day of such advance of the Loan to the day of repayment of such advance. Interest shall be computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days, and shall be payable as provided in SECTION 2.06.

                  (c) INABILITY TO DETERMINE INTEREST RAT. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan or Alternative Currency Loan, the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that currency deposits in the amount of such LIBOR Loan or Alternative Currency Loan, as the case may be, are not generally available in the London Interbank market, or that the rate at which such currency deposits are being offered will not adequately and fairly reflect the cost to the Lender of maintaining the principal amount of such LIBOR Loan or Alternative Currency Loan during such Interest Period, the Lender shall promptly after such determination shall have been made give telex or telecopy notice of such determination, confirmed in writing, to the Borrower. In the event of such a determination, any request by the Borrower for (i) the making of, conversion to or continuation of a LIBOR Loan shall be deemed to be a request for a Prime Rate Loan and (ii) the making of or continuation of an Alternative Currency Loan shall be deemed to be withdrawn by the Borrower and any outstanding Alternative Currency Loan shall be repaid on such date. The Lender shall use reasonable efforts to notify the Borrower of a change in the circumstances causing the LIBOR Loan or Alternative Currency Loans to be unavailable but shall not incur any liability for any failure so to notify the Borrower.

         SECTION 2.04. INTEREST ON OVERDUE AMOUNTS. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Lender pay interest, to the extent permitted by law, on such defaulted amount from the day after the due date thereof to the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days, equal to (a) with respect to Prime Rate Loans, the Prime Rate 4LIus the Applicable Margin) plus 3 % per annum, (b) with respect to LIBOR Loans, the rate applicable to such Loans pursuant to SECTION 2.03(b) above until the end of the applicable Interest Period, plus 3 % per annum, and thereafter at a rate equal to the Prime Rate plus the Applicable Margin) plus 3 % per annum, and (c) with respect to Alternative Currency Loans, the rate applicable to such Loans pursuant to SECTION 2.03(b) above, plus 3 % per annum (any such applicable post-default rate, the "DEFAULT RATE").

         SECTION 2.05. BORROWING PROCEDURES. In order to effect a Loan under the Revolving Credit Facility or the Term Loan Facility, Borrower's Representative shall give the Lender written notice or telephone notice (immediately confirmed by facsimile) not later than 11:00 a.m., Chicago time, on
(a) the third Business Day prior to the proposed borrowing date in the case of a LIBOR Loan or Alternative Currency Loan, and (b) not later than 11: 00 a.m., Chicago time, on the proposed borrowing date in the case of a Prime Rate Loan (the "NOTICE OF BORROWING"). The Borrower hereby authorizes the Lender to extend advances and make Loans to Borrower based on written or telephone notice from Borrower's Representative. Each Notice of Borrowing shall specify the principal amount of the Loans to be made pursuant to such borrowing, the date of such borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be initially maintained as Prime Rate Loans, Alternative Currency Loans or LIBOR Loans and, if LIBOR Loans or Alternative Currency Loans, the initial Interest Period to be applicable thereto. The Term Loan Facility shall only be subject to borrowing on the Closing Date and the Commitment with respect to the Term Loan Facility shall expire and terminate on the Closing Date.

         SECTION 2.06. PAYMENT

                  (a) PRINCIPAL AND INTEREST. If not sooner paid, the outstanding principal amount of each Loan made under the Revolving Credit Facility (including Alternative Currency Loans) shall be paid on the Revolving Credit Termination Date. If not sooner paid, the outstanding principal amount of the Loan made under the Term Loan Facility shall be repaid monthly on the first Business Day of each month in equal principal payments of $24,722, with the remaining outstanding balance of principal and all accrued interest payable on the Tenn Loan Maturity Date. All principal payments of the Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. Interest on all Loans shall be payable in arrears on each Interest Payment Date. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, whether in respect of principal, interest, or otherwise, shall be made without setoff, counterclaim or deduction in same day funds by the Borrower to the Lender. All such payments required to be made to the Lender shall be made not later than 2:00 p.m., Chicago time, on the date due by wire transfer (or by advice of transfer from or between accounts of the Borrower at the

         Lender) to the Loan Account or such other account as the Lender shall specify from time to time by notice to the Borrower. All payments in respect of LIBOR Loans and Prime Rate Loans shall be made in immediately available Dollars. All payments of Alternative Currency Loans shall be made in immediately available Alternative Currency. Funds received after that time shall be deemed to have been received by the Lender on the next following Business Day. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

                  (b) LOAN ACCOUNT. The Borrower shall maintain a demand deposit account ("LOAN ACCOUNT") with the Lender into which all advances of the Loans by the Lender to the Borrower shall be made. The Borrower hereby authorizes the Lender, and the Lender may, in its sole and absolute discretion, charge for any payments due hereunder, under the Notes and under the other Loan Documents, the Loan Account or any other bank account of the Borrower with the Lender; provided, however, that the provisions of this SECTION 2.06(b) shall not affect the Borrower's obligation to pay when due all amounts payable by the Borrower under this Agreement, the Notes and any other Loan Document, whether or not there are sufficient funds in the Loan Account or any such other bank account of the Borrower.

                  (c) MANDATORY PAYMENTS. If, at any time the Credit Utilizations exceed the Revolving Credit Availability, the Borrower immediately shall pay to the Lender an amount equal to such excess, which will be (i) first, used to prepay the outstanding principal amount of the Revolving Credit Note and (ii) second, held by the Lender as cash collateral to secure the obligations of the Borrower hereunder with respect to the Letters of Credit. The Lender shall give written notice to the Borrower of any such excess, but failure to give such notice shall not relieve the Borrower of its obligation to immediately pay to the Lender such excess as provided above. If on the last Business Day of any month the Current Dollar Equivalent of outstanding Alternative Currency Loans exceeds the Alternative Currency Sublimit, the Borrower immediately shall pay the Lender an amount in the Alternative Currency equal to such excess, which will be used to prepay the outstanding principal amount of Alternative Currency Loans under the Revolving Credit Facility.

                  (d) APPLICATION OF PAYMENTS. The Borrower irrevocably waives the right to direct the application of payments and collections received by the Lender from or on behalf of the Borrower, and the Borrower agrees that the Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Obligations in such manner as the Lender may deem appropriate, notwithstanding any entry by the Lender upon any of its books and records. To the extent that the Borrower makes a payment or payments to the Lender or the Under receives any payment or proceeds of the Collateral for the Borrower's benefit, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by the Lender.

                  (e) TAXES ON PAYMENTS. All Payments made by the Borrower under the Notes or this Agreement shall be made free and clear Of, and without deduction or withholding for Or on account of, any present or future income, stamp or other taxes, levies, assessments, imposts, deductions, charges, or withholdings imposed by any foreign, Federal, state, local or other jurisdiction or any governmental agency thereof or political subdivision or taxing authority therein, excluding taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office (all such non-excluded taxes being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts so payable to the Lender hereunder or under the Notes, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Notes or this Agreement. If
         (i) any Borrower or any other Person is required by law to make any deduction or withholding on account of any Taxes or other amount from any sum paid or expressed to be payable by the Borrower to the Lender under this Agreement; or (ii) any party to this Agreement (or any Person on its behalf) other than the Borrower is required by law to make any deduction or, withholding from, or any payment on or calculated by reference to the amount of, any such sum received or receivable by the Lender under this Agreement, then: (A) the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (B) the Borrower shall pay any such Taxes or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party; (C) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and (D) within thirty (30) days after payment of any sum from which the Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Taxes or other amount which it is required by clause (B) above to pay, it shall deliver to the Lender all such certified documents and other evidence as to the making of such deduction, withholding or payment as (1) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (2) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         SECTION 2.07. FEES. The Borrower shall pay the Lender (a) a one-time closing fee of $12,000 on the Closing Date, which fee shall be fully earned and nonrefundable when paid and (b) a commitment fee of .25 % per annum. of the average daily unused portion of the maximum aggregate amount of the Revolving Credit Facility as specified in SECTION 2.01(a)(M), payable in arrears on the first Business Day of each calendar quarter.

         SECTION 2.08. LETTERS OF CREDIT.

                  (a) OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to issue for the account of the Borrower one or more Letters of Credit, up to an aggregate face amount (which shall be in Dollars) at any one time outstanding equal to the unused amount of the Revolving Credit Availability from time to time during the term of this Agreement up to the Business Day which is 15 Business Days prior to the Revolving Credit Termination Date. The Letter of Credit Obligations shall constitute financial accommodations under the Revolving Credit Facility and shall increase the utilization of the Revolving Credit Facility by the stated amount of such Letter of Credit; provided, however, that with respect to Loans made to reimburse the Lender for a drawing under a Letter of Credit, Letter of Credit Obligations shall not include the amount of such drawing.

                   (b) TYPES AND AMOUNTS. The Lender shall not have any obligation to issue any Letter of Credit at any time: (i) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Lender; (ii) if the proposed Letter of Credit has an expiration date later than five Business Days immediately preceding the Revolving Credit Termination Date; or (iii) if, after giving effect to the Letter of Credit requested hereunder, the Credit Utilizations would exceed the Revolving Credit Availability.

                  (c) CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in Article IV, the obligation of the Lender to issue any Letter of Credit is subject to the satisfaction in full of the following conditions: (i) the Borrower shall have delivered to the Lender, at such times and in such manner as the Lender may prescribe and if required by the Lender, a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required by the Lender pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to the Lender and shall be consistent with the Lender's ordinary practice with respect to terms of its letters of credit; and (ii) as of the date of issuance of the Letter of Credit, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Lender from issuing the Letter of Credit and no law, rule or regulation applicable to the Lender and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any governmental authority with jurisdiction over the Lender shall prohibit or request the Lender to refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit specifically.

                  (d) ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Lender written notice of a requested issuance of a Letter of Credit, which Letter of Credit shall be issued in a manner and within such period of time consistent with the Lender's ordinary practice with respect to issuing letters of credit. Such notice shall be irrevocable and in the form of the customary letter of credit application used by the Lender and shall specify (i) the stated amount of the Letter of Credit requested, (ii) the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, (iii) the date on which such requested Letter of Credit is to expire (subject to SECTION 2.08(b)(II)), (iv) the Person for whose benefit the requested Letter of Credit is to be issued, and (v) the amount of Letter of Credit Obligations then outstanding.

                  (e) EXTENSION/AMENDMENT OF LETTERS OF CREDIT. The Lender shall not be obligated to extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so extended or amended would be prohibited by SECTION 2.08(b).

                  (f) REIMBURSEMENT OBLIGATIONS: DUTIES OF THE LENDER. Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement: (i) the Borrower shall reimburse the Lender for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Reimbursement Agreement, and (B) one Business Day after the payment by the Lender of such drawing; and (ii) any Reimbursement &ligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit at the interest rate applicable to Prime Rate Loans under the Revolving Credit Facility for one Business Day after such date and thereafter at the interest rate for past due Prime Rate Loans in accordance with SECTION
         2.04. In the event this Agreement and any Letter of Credit Reimbursement Agreement are inconsistent, the terms of this Agreement shall prevail.

                  (g) PAYMENT OF REIMBURSEMENT OBLIGATIONS. The Borrower agrees to pay to the Lender the amount of all Reimbursement Obligations, interest and other amounts payable to the Lender under or in connection with any Letter of Credit issued on behalf of the Borrower immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Lender or any other Person.

                  (h) COMPENSATION FOR LETTERS OF CREDIT. The Borrower shall pay to the Lender on the first Business Day of each calendar quarter (January, April, May and October) a letter of credit fee at a rate per annum (the "LETTER OF CREDIT FEES") equal to 1.0% per annum of the stated amount of each Letter of Credit. In addition, the Borrower shall pay to the Lender any other processing, issuance, amendment or other similar fees customarily charged in connection with letters of credit, together with the Lender's out-of-pocket costs of issuing and servicing letters of credit. All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (i) INDEMNIFICATION; EXONERATION. In addition to amounts payable as elsewhere provided in this SECTION 2.08, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all loss, liability, damage and expense (including reasonable attorneys' fees and expenses) which the Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of a Letter of Credit, other than as a result of its gross negligence or willful misconduct, or (ii) the failure of the Lender to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority. As between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of or misuse of such Letter of Credit by the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Lender shall not be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher, (D) errors in interpretation of technical terms; (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under-any Letter of Credit or of the proceeds thereof, (F) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit,
         (G) any consequences arising from causes beyond the control of the Lender, except in each case if caused by the gross negligence or willful misconduct of the Lender, and (H) any other act or omission for which banks are relieved of responsibility under the Uniform Customs & Practices for Documentary Credits of the International Chamber of Commerce. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Lender under or in connection with letters of Credit issued on behalf of the Borrower or any related certificates, if taken or omitted in good faith, shall not in the absence of gross negligence or willful misconduct by the Lender, put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Lender.

         SECTION 2.09 CONVERSION OPTIONS: CONTINUANCE.

                  (a) CONVERSION REQUIREMENTS. Provided that no Default or Event of Default has occurred and is continuing, the Borrower may elect from time to time to convert a Prime Rate Loan, or any portion thereof, to a LIBOR Loan by giving the Lender at least three Business Days' prior irrevocable notice of conversion (which notice must be received by the Lender prior to 11:00 a.m. (Chicago time) (the "NOTICE OF CONVERSION"). If the date on which a Prime Rate Loan is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day, and during the period from such date to such succeeding Business Day, such Prime Rate Loan shall bear interest as if it were a Prime Rate Loan. All or any part of outstanding borrowings may be converted as provided herein.

                  (b) CONTINUANCE. Any LIBOR Loan or Alternative Currency Loan may be continued as such, in whole or in part, upon the expiration of an Interest Period with respect thereto if the Borrower gives the Lender irrevocable notice of continuance (which notice must be received by the Lender prior to 11: 00 a.m. (Chicago time), at least three Business Days prior to the date of expiration of the Interest Period expiring with respect to the LIBOR Loan or Alternative Currency Loan which is requested to be continued, specifying (i) the LIBOR Loan or Alternative Currency Loan, or portion thereof, requested to be continued; (ii) the date of expiration of the Interest Period expiring with respect to the LIBOR Loan or Alternative Currency Loan, or portion thereof, which is requested to be continued; and (iii) the length of the Interest Period with respect to such LIBOR Loan or Alternative Currency Loan, or portion thereof, after the continuation thereof; provided, that no LIBOR Loans or Alternative Currency Loans may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically (A) converted to a Prime Rate Loan (in the case of LIBOR Loans) or (B) due and payable (in the case of Alternative Currency Loans) on the last day of the Interest Period for such Loan (the "NOTICE OF CONTINUANCE"). If the Borrower does not comply with the notice provisions of this clause (b), such (x) LIBOR Loan shall be automatically converted to a Prime Rate Loan upon the expiration of the Interest Period with respect thereto and (y) Alternative Currency Loan shall continue automatically for an Interest Period of one month upon the expiration of the Interest Period with respect thereto. Notwithstanding the foregoing, no Alternative Currency Loan shall be continued for a new Interest Period if the Current Dollar Equivalent (as determined as of the date of any proposed continuation thereof) to be outstanding after giving effect to such conversion causes the Credit Utilizations to exceed the Revolving Credit Availability.

                  (c) RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. Any Notice of Conversion or Continuance pursuant to this SECTION 2.09 shall be deemed to be a representation that all of the representations and warranties of the Borrower contained in this Agreement shall then be true and correct in all material respects as if made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, and that no Default or Event of Default shall 'have occurred and be continuing.

         SECTION 2.10 REQUIREMENTS OF LAW.

                  (a) INCREASED COSTS. Notwithstanding any other provisions herein, in the event that the introduction of or any change in any law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body:

                           (i) subjects the Lender to any tax of any kind
                  whatsoever with respect to this Agreement, the Notes, the other Loan Documents or the Loans made hereunder, or changes the basis of taxation of payments to the Lender of principal, interest or any other amount payable hereunder (except for changes in the rate of tax imposed on the overall net income of the Lender by the United States, any state or subdivision thereof);

                           (ii) imposes, modifies, holds applicable any reserve,
                  special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender (which is not otherwise included in the determination of the LIBOR Rate or Alternative Currency Rate hereunder); or

                           (iii) imposes on the Lender or the London interbank
                  market any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of agreeing to make, making, continuing or maintaining or participating in LIBOR Loans or Alternative Currency Loans, or to reduce any amount receivable thereunder or to increase the withholding taxes payable then, in any such case, the Borrower shall pay the Lender, within 15 days after the demand by the Lender, any additional amounts necessary to compensate the Lender on an after-tax basis for such additional cost or reduced amount receivable or increased withholding taxes payable which the Lender deems to be material as determined by the Lender with respect to this Agreement, the Notes, the other Loan Documents or the Loans made hereunder.

                  (b) CAPITAL ADEQUACY. In the event that the Lender shall have determined that the adoption of any law, rule, regulation, treaty or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or application of any of the foregoing or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body, does or shall have the effect of reducing the rate of return on the Lender's or its parent's capital as a consequence of its obligations under this Agreement to a level below that which the Lender or such parent could have achieved but for such adoption, change, or compliance (taking into consideration the Lender's or such parent's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrower of a written request therefor, the Borrower shall pay to the Lender, within 15 days after its demand, such additional amount or amounts as will compensate the Lender or such parent on an after-tax basis for such reduction.

                  (c) CERTIFICATE FOR CLAIM. If the Lender or its parent becomes entitled to claim any additional amounts pursuant to this SECTION 2.10, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by the Lender or its parent shall be conclusive and binding on the Borrower in the absence of manifest error. The provisions of this SECTION 2.10 shall survive the repayment of the Loans and the termination of this Agreement.

                  (d) NO WAIVER. Failure on the part of the Lender or its parent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such party's :right to demand compensation with respect to such period or any other period. The protection of this SECTION 2.10 shall be available to such party regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed; provided, however that if such party shall have recouped any amount theretofore paid to it by the Borrower under this Section 2.10, the Lender shall pay to the Borrower an amount equal to the net recoupment so received by such party, as determined in good faith by such party.

         SECTION 2.11 ILLEGALITY . The Lender may make or maintain LIBOR Loans and Alternative Currency Loans at or for the credit of any branch, subsidiary or affiliate office inside or outside the United States or any international banking facility within the United States, as the Lender may elect from time to time. Notwithstanding any other provisions herein, if any law, rule, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to maintain LIBOR Loans or Alternative Currency Loans as contemplated by this Agreement, the agreement of the Lender to make or maintain LIBOR LOANS or Alternative Currency Loans, as the case may be, shall terminate and (a) all outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans, on the last day of the then current Interest Period or within such earlier period as required by law and (b) all outstanding Alternative Currency Loans shall be due and payable and repaid by the Borrower on the last day of the then current Interest Period or within such earlier period as required by law.

         SECTION 2.12 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any cost, loss or expense which the Lender may sustain or incur and any lost profit of the Lender as a consequence of (a) the Borrower making a payment or prepayment of principal or interest on any LIBOR Loan or Alternative Currency Loan (including, without limitation, through a conversion to the same or a different type of Loan or pursuant to SECTIONS 2.03(c) AND 2.11 above) on a day which is not the last day of an Interest Period with respect thereto, (b) any failure by the Borrower to borrow or convert any Loan hereunder after a Notice of Borrowing or Notice of Conversion has been given (in the case of LIBOR Loans or Alternative Currency Loans), (c) default by the Borrower in making any prepayment after the Borrower has given a notice of prepayment, and (d) any acceleration of the maturity of the Loans in accordance with the terms of this Agreement, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loans and from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loans hereunder. For purposes hereof, "lost profits" shall mean, without duplication of any amounts otherwise payable pursuant to this
SECTION 2.12 or otherwise, an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the LIBOR Rate or Alternative Currency Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (H) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the preceding sentence submitted by Lender shall be conclusive and binding upon the Borrower absent manifest error. The provisions of this Section 2.12 shall survive the repayment of the Loans and the termination of this Agreement.

         SECTION 2.13 AVAILABILITY OF ALTERNATIVE CURRENCY. The Lender shall not be required to make or continue any Loan requested to be made or continued in the Alternative Currency if, at any time prior to making or continuing such Loan, the Lender shall determine, in its sole discretion, that (a) deposits in the Alternative Currency in the amounts and maturities required to fund such Loan will not be available to the Lender; (b) a fundamental change has occurred in the foreign or interbank-markets with respect to the Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (c) it has become otherwise materially impractical for the Lender to make or continue such Loan in the Alternative Currency. Whenever, pursuant to any provision of this Agreement, (x) a Loan is initially funded, as opposed to any continuation or conversion thereof, in the Alternative Currency, the amount to be advanced hereunder will be the equivalent in the Alternative Currency of the Dollar Equivalent of such Loan, and (y) an existing Alternative Currency Loan is to be continued, in whole or in part, the amount of the new Loan shall be continued in the Alternative Currency.

         SECTION 2.14 EURO. If the "Euro" (or some other similar unit of account) becomes a currency in its own right in connection with European monetary union contemplated by the Maestricht Treaty, in replacement of the Alternative Currency, then the Borrower and the Lender agree to negotiate in good faith an amendment to this Agreement satisfactory in form and substance to the Borrower and the Lender to account therefor.

         ARTICLE III REPRESENTATIONS AND WARRANTIES

         To induce the Lender to execute this Agreement and perform its obligations hereunder, the Borrower represents and warrants to the Lender as follows:

         SECTION 3.01. ORGANIZATION; CORPORATE POWERS. The Borrower and its Subsidiaries are each duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. Each of the Borrower and its Subsidiaries has the requisite power and authority, including all material licenses, registrations, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals, to own its property and assets and to carry on its business as now conducted and is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where failure to so qualify could not have a Material Adverse Effect. The Borrower has all requisite power and authority to consummate the Transactions.

         SECTION 3.02. AUTHORIZATION. The consummation of the Transactions (a) has been duly authorized by all requisite corporate action of the Borrower and the Guarantors and (b) will not (i) violate (A) any provision of law, statute, rule or regulation (including Regulations D, G, T, U or X) or the articles of incorporation or other constitutive documents or the by-laws or regulations of the Borrower or the Guarantors, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Borrower or the Guarantors, or (C) any provisions of any material indenture, agreement or other instrument to which the Borrower or any of the Guarantors is a party, or by which the Borrower or any of the Guarantors or any of their respective properties or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
(b)(i)(C) above or (iii) result in the creation or imposition of any Lien (other than in favor of the Lender as contemplated by this Agreement) upon any property or assets of the Borrower or the Guarantors.

         SECTION 3.03. GOVERNMENTAL APPROVAL. Except as specifically provided by the Loan Documents, no registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the consummation of the Transactions by the Borrower or the Guarantors.

         SECTION 3.04. ENFORCEABILITY. This Agreement constitutes, and each of the other Loan Documents when duly executed and delivered by the Borrower will' constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms. When duly executed and delivered by the Guarantors, each of the Loan Documents to be executed and delivered by the Guarantors will constitute legal, valid and binding obligations of the Guarantors enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the availability of equitable remedies.

         SECTION 3.05. FINANCIAL MATTERS. The Borrower has heretofore furnished to the Lender audited financial statements for the year ending December 31, 1996 and unaudited financial statements for the 3-months ended March 31, 1997, which financial statements fairly state the Borrower's financial condition and results of operations as of the dates, and for the periods, set forth therein. Such financial statements and the notes thereto, together with the schedules to this Agreement, disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof. The financial statements referred to in this SECTION 3.05 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since March 31, 1997 there has been no event or occurrence that could have a Material Adverse Effect.

         SECTION 3.07. SUBSIDIARIES. All Subsidiaries of the Borrower are identified on SCHEDULE 3.07 hereto, together with the ownership structure of each such Subsidiary and Affiliate. The Borrower does not have any subsidiaries and is not a partner or joint venturer in any partnerships or joint ventures except as set forth on SCHEDULE 3.07. The Borrower owns all of the issued and outstanding capital stock of each Subsidiary. All such capital stock is owned free and clear of all Liens (other than Liens created by the Loan Document). The Borrower has the unencumbered right to vote all such equity interests. There are no outstanding options, warrants or rights to purchase or any shareholder agreement or other agreement for the subscription, purchase or acquisition of any such equity interest.

         SECTION 3.08. LITIGATION. Except as described in SCHEDULE 3.08, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Borrower or any of its Subsidiaries or the businesses, assets or rights of the Borrower or any of its Subsidiaries (a) which involve this Agreement or any of the other Loan Documents or any of the Transactions, or (b) as to which, if adversely determined, could, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.09 COMPLIANCE WITH LAWS. Neither the Borrower nor any of its Subsidiaries are in violation in any material respect of any applicable law, rule. or regulation, including but not limited to, (a) any Environmental Law, and (b) any for4iga asset control regulations ("Foreign Control Regulations") of the United States Treasury Department, 31 C.F.R. , Subtitle B, Chapter V, as amended, or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loan be used by the Borrower in any manner that would violate any thereof. Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality.

         SECTION 3.10. ENVIRONMENTAL PROTECTION. Except as specified in SCHEDULE
3.10 and after giving effect to the Transactions: (a) the business of the Borrower and its Subsidiaries, the methods and means employed by the Borrower and its Subsidiaries in the operation thereof (including all operations and conditions at or in the properties of the Borrower and its Subsidiaries), and the assets owned, leased, held or operated by the Borrower and its Subsidiaries, comply in all material respects with all applicable laws, rules, regulations, ordinances and codes of every kind, including Environmental Laws; (b) each of the Borrower and its Subsidiaries have obtained all permits under Environmental Laws necessary to its operations other than such permits the absence of which could not, individually or in the aggregate, have a Material Adverse Effect, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits; and (c) neither the Borrower nor its Subsidiaries have received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that it is or may be liable to any Person as a result of (A) the environmental condition of any of their respective properties or any other property, or (B) the release or threatened release of any Hazardous Materials, or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9604), or comparable state laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower or its Subsidiaries are the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material at the Borrower's or its Subsidiaries' properties or at any other location, including any location to which the Borrower or its Subsidiaries have transported, or arranged for the transportation of, any Hazardous Materials.

         SECTION 3.11. AGREEMENTS. Neither the Borrower nor its Subsidiaries is a party to any agreement or instrument or subject to any restriction that has a present Material Adverse Effect.

         SECTION 3.12. FEDERAL RESERVE REGULATIONS. Neither the Borrower nor its Subsidiaries are engaged principally, or as of one of their important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Neither the Loans nor any of the proceeds thereof, are for the purpose, whether immediate, incidental or ultimate of (a) buying or carrying Margin Stock, or (b) extending credit to others for the purpose of buying or carrying Margin Stock, or (c) refunding indebtedness originally incurred for such purpose, or for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations of the Board, including Regulations D, G, T, U and X thereof.

         SECTION 3.13. TAXES. The Borrower and each of its Subsidiaries have filed or caused to be filed all Federal, foreign state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which the Borrower is contesting in good faith by appropriate proceedings, and with respect to which the Borrower shall have set aside on its books adequate reserves.

         SECTION 3.14. LABOR AND EMPLOYMENT. The Borrower, each of its Subsidiaries and each Plan is in compliance in all material respects with those provisions of ERISA, the Internal Revenue Code of 1986, as amended and the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Borrower, its Subsidiaries or such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Pension Plan as to which the Borrower or any of its Subsidiaries was required to file a report with the Pension Benefit Guaranty Corporation. No Pension Plan (other than a Multiemployer Plan) has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Borrower nor any of its ERISA Affiliates has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. No Plan of the Borrower or its Subsidiaries obligates any of them to provide post-retirement medical benefits, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986. The Borrower and its Subsidiaries are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

         SECTION 3.15. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 4940, as amended or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.16. CAPITALIZATION. The capital stock of the Borrower is publicly traded and listed on the NASDAQ Small Cap Market. Each record and beneficial owner of 10 % or more of the outstanding equity interests of the Borrower are set forth in Schedule 3.1-6.

         SECTION 3.17. PROPERTIES; SECURITY INTERESTS. The Borrower has good and marketable title to, or valid leasehold interests in, all of its material assets and properties reflected in its March 31, 1997 balance sheet, except for such properties as are no longer useful in the conduct of its business or have been disposed of in the ordinary course of business, subject to no Liens except for Permitted Liens. All such assets and properties are in good repair, working order and condition and all such assets and properties are owned by the Borrower free and clear of all Liens except for Permitted Liens. With the exceptions set forth therein, the Security Agreements create and grant to the Lender a valid and perfected first priority security interest in all the Collateral. All real estate owned or leased by, and all public warehouses utilized by, the Borrower ("PREMISES") or its Subsidiaries is listed on SCHEDULE 3.17. The Mortgage creates and grants to the Lender a valid and perfected first-priority mortgage in the Premises (as reflected on SCHEDULE 3.17 , subject only to Permitted Liens.

         SECTION 3.18. INTELLECTUAL PROPERTY: LICENSES. The Borrower and each of its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and tradenames to continue to conduct its business as heretofore conducted. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries have notice or knowledge of any fact or any past, present or threatened occurrence that could preclude or impair the Borrower's or any such Subsidiaries' ability to retain or obtain any authorization necessary for the operation of their respective businesses.

         SECTION 3.19. SOLVENCY. Neither the Borrower nor any of the Guarantors is insolvent and the execution and delivery of this Agreement and the other Loan Documents pursuant thereto and the consummation of the Transactions will not render the Borrower or any Guarantor insolvent. Each of the fair value and present fair saleable value of the assets of the Borrower and the Guarantors exceeds its liabilities. The Borrower understands that in this context "insolvent" means that the present fair saleable value of the total assets of the Borrower or any Guarantor is less than the amount of the total liabilities of the Borrower or any Guarantor. The Borrower also understands that the term "liabilities" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (with contingent liabilities valued based on the Borrower's good faith estimate of the probability of occurrence). The Borrower and each Guarantor will be able to pay its debts as they become absolute and mature. In the event that the maximum amount available under this Agreement is borrowed by the Borrower, the Borrower-and each Guarantor will not incur debts beyond its ability to pay as they mature. The borrowing of the maximum amount available under this Agreement, and the Borrower's and each Guarantor's granting liens on their respective properties pursuant to this Agreement and the other Loan Documents executed pursuant thereto, will not leave the Borrower or such Guarantor with property remaining in its hands constituting unreasonably small capital with which to conduct its business.

         SECTION 3.20. COMPLETE DISCLOSURE. All factual information furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.


                       ARTICLE IV CONDITIONS TO THE LOANS

         SECTION 4.01. GENERAL CONDITIONS. The obligation of the Lender to make each Loan or issue each Letter of Credit under the Revolving Credit Facility is subject to the satisfaction of the Lender with the fulfillment of the following conditions precedent:

                  (a) Revolving Credit Available. After giving effect to such Loan or the issuance of such Letter of Credit, the Credit Utilizations will not exceed the Revolving Credit Availability.

                  (b) Borrowing Notice. The Lender shall have received a notice of such borrowing or issuance of such Letter of Credit as required by
         SECTION 2.05 OR SECTION 2.08, as the case may be.

                  (c) Representations. The representations and warranties set forth in Article III shall be true and correct in all material respects with the same effect as though made on and as of such date.

                  (d) Compliance. The Borrower and each of the Guarantors shall be in compliance in all material respects with all the terms and provisions contained herein and in the other Loan Documents to be observed or performed, and at the time of and immediately after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing.

The acceptance by the Borrower of the proceeds of any Loan or the issuance of any Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Loan or the date of the issuance of such Letter of Credit, as the case may be, that all of the conditions set forth in Section 4.01 have been satisfied.

         SECTION 4.02. CONDITIONS TO FIRST ADVANCE. The obligations of the Lender to make the initial advance of the Revolving Credit Facility and the Term Loan Facility is subject to the following additional conditions precedent, all of which shall be in form and substance satisfactory to the Lender in its sole and absolute discretion:

                  (a) Legal Opinion(s). The Lender shall have received a favorable written opinion(s) of counsel for the Borrower and the Guarantors in substantially the form contained in EXHIBIT G.

                  (b) Authorization Documentation. The Lender shall have received (i) a copy of the certificate/articles of incorporation of the Borrower and the Guarantors, certified by the applicable Secretary of State as of a recent date, and a certificate as to the good standing from such Secretary of State and from the Secretary of State of the States of Illinois, Texas and California, all dated as of a recent date, (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower and the Guarantors, dated the Closing Date and certifying
         (A) that attached thereto is a true and complete copy of the certificate/articles of incorporation and bylaws of the Borrower and the Guarantors as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Borrower and the Guarantors authorizing the execution, delivery and performance of the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of the Borrower or the Guarantors executing this Agreement or the other Loan Documents,
         (iii) a certificate of another officer of the Borrower or the Guarantors as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such corporation, (iv) such documents with respect to any other Subsidiaries as the Lender or its counsel may reasonably request and (v) such other documents as the Lender or its counsel may reasonably request.

                  (c) Notes. The Lender shall have received the Revolving Credit Note and the Term Loan Note, duly executed and delivered by the Borrower, payable to its order on behalf of the Lender and otherwise complying with the provisions of SECTION 2.02.

                  (d) Guaranties . The Lender shall have received (i) the UAI Guaranty, duly executed and delivered by UAI and (ii) the Canadian Guaranty, duly executed and delivered by UBP, Brake Parts and IDC, and a contribution agreement with respect thereto, duly executed and delivered by all of the Guarantors.

                  (e) Security Agreements. The Lender shall have received (i) the Borrower Security Agreement, duly executed and delivered by the Borrower, (h) the UAI Security Agreement, duly executed and delivered by UAI and (iii) the Canadian Security Agreement, duly executed and delivered by UBP, Brake Parts and IDC, together with all UCC financing statements and other instruments as may be necessary to create the first priority security interests to be created th6ieunder (and post-filing searches confirming such priority and filings).

                  (f) Mortgage. The Lender shall have received the duly executed and delivered Mortgage, together with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the opinion of the Lender, desirable to effectively create a valid, perfected first priority lien and security interest in the Premises, and (ii) a title insurance policy in the amount of the appraised value of the Premises, issued by a title insurer satisfactory to the lender (or a signed and effective "mark-up" thereof) ("TITLE INSURANCE POLICY"), insuring the Lien of the Mortgage as prior and paramount Lien against the Borrower's fee simple interest in such Premises subject only to the Permitted Liens (the Title Insurance Policy shall contain (A) a comprehensive endorsement, (B) a 3.1 zoning endorsement, to the extent available based on the existing surveys (modified to cover parking and off-street loading, if available), (C) a survey endorsement specifically insuring the Lender that the survey described accurately depicts the same real estate covered by the Title Insurance Policy, (D) an access endorsement, (E) a usury endorsement, (F) an environmental lien endorsement (insuring against environmental protection liens filed in the applicable court or recorded in the public records) and (G) a revolving credit and letter of credit endorsement, and (H) any other endorsements the Lender or its counsel may reasonably require).

                  (g) Stock Pledges. The Lender shall have received the Stock Pledge Agreement and the Canadian Pledge Agreement, duly executed and delivered by the Borrower or UBP, as the case may be.

                  (h) Intercompany Notes. The Lender shall have received the Intercompany Notes, duly executed and delivered by each of UAI, UBP, Brake Parts and IDC, together with subordination agreements relating thereto in form and substance satisfactory to the Lender.

                  (i) Insurance. The Lender shall have received certificates evidencing the insurance required under the Security Agreements, the Mortgage and SECTION 5.03 of this Agreement.

                  (j) Certification. The Lender shall have received a certificate, dated as of the Closing Date, whereby the Borrower certifies as to the matters specified in SECTIONS 4.01(a) (c) AND (d).

                  (k) Searches: Releases. The Lender shall have received recently dated reports (which may be post-filing searches) describing all Lien filings with respect to the Borrower reflected in the records of the State of Illinois, Cook County, Illinois, the State of California, Los Angeles County, California, the State of Texas, and Webb County, Texas. The Lender shall have received recently dated reports describing all Lien filings with respect to UAI reflected in the records of the State of Illinois, Cook County, Illinois, the State of California, Los Angeles County, California, the State of Texas, and Webb County, Texas. The Lender shall have received recently dated reports describing all Lien filings with respect to UBP reflected in the records of the State of Illinois and the Providence of Ontario. No such report shall list any Lien other than (i) Permitted Liens and (ii) Liens released on or before the Closing Date pursuant to such termination statements, releases and other documents as are acceptable to the Lender. The Lender shall have received releases of all Liens to be released on or before the Closing Date in form and substance satisfactory to the Lender or other provision satisfactory to the Lender in its sole discretion shall have been made for release of such Liens. The Lender shall also have received recently dated judgment and state and Federal tax hen search reports for the Borrower and each Guarantor, satisfactory to the Lender.

                  (1) Survey. The Lender shall have received plats of survey of the Premises certified to the Lender, together with certificates from the Borrower as to no changes since the date such survey was prepared.

                  (m) Environmental Matters. The Lender shall have received (i) an environmental reports for the Premises, and (ii) executed, recordable originals of any statement or disclosure required to be filed under the Illinois Responsible Property Transfer Act.

                  (n) Appraisals. The Lender shall have received an appraisal of the Premises certified to the Lender, prepared by an independent MAI certified appraiser satisfactory to the Lender, complying with standards promulgated by the Board, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency.

                  (o) Subordinated Debt. At least $3,000,000 of Subordinated Debt shall have been funded and the Lender shall have received complete copies of all documents relating to or evidencing the Subordinated Debt, together with a fully executed Subordination Agreement.

                  (p) Collection Accounts: Lockbox Requirements. The Lender shall have received the Lockbox Agreement pursuant to which all Accounts and other collections and proceeds of Collateral of the Borrower and the Guarantors shall be paid.

                  (q) Landlord's Waivers. A waiver from each lessor of property leased by the Borrower or its Subsidiaries on which Collateral is located, if any.

                  (r) Fees. The Lender shall have received the amounts to be paid on the Closing Date pursuant to SECTION 2.07 hereof.

                  (s) Further Assurances. The Lender shall have received all further documents, notifications and other assurances reasonably required by the Lender to evidence and secure the Loan.


         ARTICLE V AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Notes, any Fee or any other expense or amount payable hereunder shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

         SECTION 5.01. EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force. and effect its legal existence.

         SECTION 5.02. BUSINESSES AND PROPERTIES: COMPLIANCE WITH LAWS. At all times (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, authorizations, permits, franchises, patents, copyrights, trademarks and trade names, material to the conduct of its business, (b) maintain and operate its business in substantially the manner in which it is presently conducted and operated, (c) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws and all Foreign Control Regulations, whether now in effect or hereafter enacted and with all other applicable laws and regulations,
(d) take all action which may be required to obtain, preserve, renew and extend all franchises, registrations, licenses, permits and other authorizations which may be material to the operation of such business, (e) maintain, preserve and protect all property material to the conduct of such business, and (f) keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.03. INSURANCE. Maintain insurance required by the Loan Documents, including but not limited to, coverage on its insurable properties, including all inventory, equipment and real property, against the perils of fire, theft, burglary, public liability, worker's compensation and business interruption and such other risks as are customary with companies similarly situated and in the same or similar business under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Borrower shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Lender. All insurance policies of the Borrower shall contain endorsements, in form and substance reasonably satisfactory to the Lender, providing that the insurance shall not be cancellable except upon 30 days' prior notice to the Lender. The Lender shall be shown as an additional named insured party under all such insurance policies.

         SECTION 5.04. OBLIGATIONS AND TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof-, provided, however, that the Borrower shall not be required-to pay -And discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto.

         SECTION 5.05. FINANCIAL STATEMENTS: REPORTS. Furnish to the Lender:

                  (a) Annual Statements. Within 120 days after the end of each Fiscal Year a consolidated balance sheet and income statement and cash flows statement of the Borrower and each of its Subsidiaries showing the financial condition of the Borrower and each of its Subsidiaries as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants acceptable to the Lender, together with an audit report to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended.

                  (b) Quarterly Statements. Within 60 days after the end of each fiscal quarter, an unaudited consolidating balance sheet and income statement showing the financial condition and results of operations of the Borrower and each of its Subsidiaries as of the end of such fiscal quarter and for the time elapsed portion of the current fiscal year, together with a certificate of a Financial Officer that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (c) Monthly Statements. Within 45 days after the end of each month, unaudited balance sheets and income statements showing the financial condition and results of operations of the Borrower and each of its Subsidiaries as of the end of each such month and for the then elapsed portion of the current fiscal year, together with a certificate of a Financial Officer that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (d) Borrowing Base Certificate. Within 3 days after the end of each week, a borrowing base certificate of a Financial Officer in the form of EXHIBIT H; PROVIDED, however , that beginning in Fiscal Year 1998, if (i) the Borrower has positive Net Income for three consecutive months and (ii) the Leverage Ratio is less than or equal to 3.5: 1, then such borrowing base certificates shall only be required to be delivered to the Lender within 15 days of the end of each month. If at any time thereafter (i) the Borrower incurs a net loss as at the end of any calendar month, calculated on a cumulative, year-to-date basis, or
         (ii) the Leverage Ratio is greater than 3.5: 1 at the end of any month, borrowing base certificates shall be required to be delivered to the Lender within 3 days after the end of each week until the conditions set forth in clauses (i) and (ii) of the first sentence of this Section 5.05(d) are again satisfied.

                  (e) Compliance Certificate. Within 15 days after the end of each month, a certificate of a Financial Officer M-the t6fih of EXHIBIT 1.

                  (f) Account and Inventory Reports. Within 15 days after the end of each month, an Accounts Report and Inventory Certification Report.

                  (g) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special review of the financial statements of the Borrower or any of its Subsidiaries made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                  (h) Regulatory Reports. Promptly upon completion thereof, copies of all financial statements, reports and proxy statements furnished to shareholders of the Borrower, and promptly upon filing thereof, copies of all registration statements and annual, quarterly, monthly and other regular reports which the Borrower or its Subsidiaries are required to file with the Securities and Exchange Commission.

                  (i) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Borrower or any of its Subsidiaries with the terms of this Agreement and the other Loan Documents or the affairs, operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries as the Lender may reasonably request and which is capable of being obtained, produced or generated by the Borrower or any of its Subsidiaries or of which the Borrower or any of its Subsidiaries has knowledge.

         SECTION 5.06. LITIGATION AND OTHER NOTICES. Give the Lender prompt written notice of the following:

                  (a) Orders: Injunction. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any Loan or the issuance of any Letter of Credit or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                  (b) Litigation. The filing or commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and which, if adversely determined against the Borrower or any of its Subsidiaries could result in liability in excess of $100,000 in the aggregate, and any material developments relating to the Contingency Reserve.

                  (c) Environmental Matters. (i) Any release or threatened release of any Hazardous Material required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (h) any remedial action taken by the Borrower or any of its Subsidiaries or any other Person in response to any Hazardous Material on, under or about the Borrower's or any of its Subsidiaries' properties or any other property, and (iii) any violation by the Borrower or any of its Subsidiaries of any Environmental Law, in each case, which could result in a Material Adverse Effect.

                  (d) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

                  (e) Material Adverse Effect. Any development in the business or affairs of the Borrower or any of its Subsidiaries, which could have a Material Adverse Effect.

         SECTION 5.07. ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Internal Revenue Code of 1986, as amended, relating thereto and furnish to the Lender (a) as soon as possible, and in any event within 30 days after the Borrower knows or has reason to know thereof, notice of (i) the establishment by the Borrower or any ERISA Affiliate of any Pension Plan, (ii) the commencement by the Borrower or any of its Subsidiaries of contributions to a Multiemployer Plan, (iii) any failure by the Borrower or any ERISA Affiliate to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (iv) the occurrence of any Reportable Event with respect to any Pension Plan for which the reporting requirement is not waived, together with a statement of a Financial Officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if any notice is required to be given to said Corporation, (b) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Pension Plan, or to appoint a trustee to administer any Pension Plan and (c) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

         SECTION 5.08. MAINTAINING RECORDS; ACCESS TO PREMISES AND INSPECTIONS. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as the Lender may reasonably request, permit any authorized representative designated by the Lender to visit and inspect the properties and financial records of the Borrower and any of its Subsidiaries and to make extracts from such financial records at the Borrower's expense, and permit any authorized representative designated by the Lender to discuss the affairs, finances and condition of the Borrower and any of its Subsidiaries with the Borrower's or such Subsidiary's chief financial officer and such other officers as the Borrower shall deem appropriate, and the Borrower's independent public accountants.

         SECTION 5.09. USE OF PROCEEDS. Use the proceeds of the Loans only for the following purposes:

                  (a) Revolving Credit Facility -The Revolving Credit Facility shall only be used for working capital purposes for the Borrower, the issuance of Letters of Credit and the refinancing and repayment of certain existing indebtedness of the Borrower to First Chicago NBD Corporation.

                  (b) Term Loan Facility. The Term Loan Facility shall only be used for refinancing and repayment of certain existing indebtedness of the Borrower to First Chicago NBD Corporation.

         SECTION 5.10. BANKING BUSINESS: COLLECTIONS. In order to facilitate the Lender's maintenance and monitoring of its security interest in the Collateral, the Borrower and the Guarantors shall maintain all of their accounts and other banking activities with the Lender, including for international services and cash management requirements. The Borrower and the Guarantors shall at all times maintain lockbox arrangements at the Lender for all Accounts, collections and other proceeds of Collateral.

         ARTICLE VI NEGATIVE COVENANTS

         The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Notes, any Fee or any other expense or amount payable hereunder shall be unpaid, unless the Lender shall otherwise consent in writing, it will not and it will not permit any of its Subsidiaries to, either directly or indirectly:

         SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, including pursuant to any Guaranty, except that the following Indebtedness is permitted: (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents, (b) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness, (c) Indebtedness pursuant to the Intercompany Notes, and (d) the Indebtedness listed on SCHEDULE 6.01.

         SECTION 6.02. NEGATIVE PLEDGE. Create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except the following permitted Liens (the "PERMITTED LIE"):

                  (a) Liens created pursuant to the Loan Documents on behalf of the Lender;

                  (b) Liens for or priority claims imposed by law which are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however that in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith and adequate reserves have been set up by the Borrower as the case may be; provided, further, that the lien and security interest provided in the Loan Documents or any portion thereof created or intended to be created thereby is not, in the opinion of the Lender, unreasonably jeopardized thereby;

                  (c) Liens securing the payment of taxes, assessments and governmental charges or levies incurred in the ordinary course of business, either (i) not delinquent, or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Borrower shall have set aside on its books adequate reserves, and so long at during the period of any such contest, the Borrower shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of its business; and

                  (d) Liens securing the Indebtedness listed on SCHEDULE 6.02;

                  (e) Permitted Encumbrances (as defined in the Mortgage); and

                  (f) Liens in favor of Waupaca Foundry, Inc. on Tooling Inventory in the possession of Waupaca Foundry, Inc. from time to time;

                  (g) Liens securing purchase money security interests in favor of lessors or vendors of assets to the Borrower in the ordinary course of business; and

                  (h) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (g) of this SECTION 6.02; provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

         SECTION 6.03. SALE OF ASSETS. Except as expressly permitted by the Security Agreements, sell, transfer or otherwise dispose of any of its assets, including the Collateral and the Premises, except (a) Inventory disposed of in the ordinary course of business, (b) obsolete equipment disposed of in the ordinary course of business and (c) subject to the prior written consent of the Lender, which consent shall not be unreasonably withheld, the sale in whole or in part of the assets or capital stock of the Hungarian foundry owned directly or indirectly by the Borrower, UBP Hungary, Inc. or UBP Csepel, Iron Foundry, Kft.

         SECTION 6.04. CONSOLIDATIONS, MERGERS OR PURCHASES OF ASSETS. Merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business).

         SECTION 6.05. RESTRICTED PAYMENTS. Declare or pay, directly or indirectly, any dividend or distribution or any other payment of any kind to any Person, including, but not limited to, any of its stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash, property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of its other securities) or set apart any sum for the aforesaid purposes, except for (a) payments on Intercompany Notes in accordance with the terms of such

Intercompany Notes, (b) payments or prepayments on Subordinated Debt (but only pursuant to the terms of the Subordination Agreement and provided no Default or Event of Default has occurred and is continuing or would result therefrom) and
(c) payment of the Indebtedness set forth on Schedule 6.01.

         SECTION 6.06. INVESTMENTS, LOANS AND ADVANCES. Purchase, or hold beneficially, any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries not existing on the date of this Agreement), except loans evidenced by the Intercompany Notes from the Borrower to each of the Guarantors and (b) intercompany loans of up to $3,850,000 to UBP Hungary, Inc., $1,600,000 of which sum shall be used to repay in full a loan of UBP Hungary, Inc. to First National Bank of Chicago - Frankfurt Branch (provided that neither the Borrower, UBP nor UAI shall make any additional or future loans, advances or Guaranties for the benefit of UBP Hungary, Inc.).

         SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any assets to, or purchase or acquire any assets of, or make any loan (other than pursuant to the Intercompany Notes), advance or investment in, or otherwise engage in any material transaction with, or permit any Affiliate to sell or transfer assets to, or purchase or acquire any assets of, or otherwise engage in any other material transaction with any other Affiliate, except for sales to and purchases from Affiliates in the ordinary course of business on "arms-length" terms no less favorable to the Borrower than similar arrangements with third parties. The transactions specified in Schedule 6.01 and any refinancings thereof shall not be deemed in default of the provisions of this Agreement.

         SECTION 6.08. LINE OF BUSINESS. Engage, directly or indirectly, in any businesses other than the businesses in which it is engaged on the Closing Date.

         SECTION 6.09. FISCAL YEAR, ACCOUNTING. Change its Fiscal Year or method of accounting (other than immaterial changes and methods), except as required by generally accepted accounting principles.

         SECTION 6.10. RESTRICTIONS ON SALE OF ASSETS AND DISTRIBUTIONS. Permit or place any material restriction, directly or indirectly, on the sale, pledge, transfer or other disposition of any material asset (other than such restrictions as ordinarily appear in contracts entered into in the ordinary course of business, examples of which include restrictions on the ability to assign leases or contract rights and obligations and the restrictions arising under this Agreement and the other Loan Documents).

         SECTION 6.11 ISSUANCE OF EQUITY INTERESTS. Without the prior written approval of the Lender, issue any capital stock or other equity interests of the Borrower or any Subsidiary or any options or warrants to purchase, or securities convertible into, capital or equity interests of the Borrower or any Subsidiary, except for warrants for (i) common stock of the Borrower issuable to Sirrom Capital Corporation in connection with Subordinated Debt, (ii) common stock of the Borrower issued in connection with the Borrower's initial public offering,
(iii) common stock of the Borrower issuable with respect to warrants or options presently outstanding, (iv) options to purchase common stock of the Borrower (and the common stock issuable upon exercise of such options) with respect to the authorized options issuable pursuant to the Borrower's existing stock option plan, which permits the issuance of up to 300,000 shares of common stock of the Borrower in the aggregate upon exercise of such options, (v) rights to acquire common stock of the Borrower in accordance with the settlement of the Litigation, or (vi) issuance of capital stock in accordance with secondary public or private offerings priced at not less than 80% of the then existing fair market value of the Borrower's common stock; provided, however, that 50 % of the net cash proceeds (after deductions for reasonable expenses in connection with the issuance) from such offering shall be used to make prepayments on the Loans, applied first, to scheduled principal payments of the Term Loan, if any amounts remain outstanding thereunder, in inverse order of maturity and second, to permanently reduce the Revolving Credit Availability; further provided, however, that if at the time of such issuance the Leverage Ratio is less than or equal to 2.5: 1.0, once the outstanding principal balance of the Tenn Loan has been paid down to $2,250,000, no further prepayment shall be required for such issuance.

         SECTION 6.12 MODIFICATIONS OF MATERIAL DOCUMENTS. Without the prior written approval of the Lender, amend, terminate, modify or waive (or agree to the amendment, modification or termination or waiver of) any material term or provision of the articles/certificate of incorporation or bylaws of the Borrower or any of its Subsidiaries, or any document evidencing Subordinated Debt.

         SECTION 6.13 LEVERAGE RATIO. Permit the Leverage Ratio to be no greater than the following during each of the following periods, measured as of the end of each fiscal quarter during each such period:

     =========================================================================
                    PERIOD                           LEVERAGE RATIO
     -------------------------------------------------------------------------
         Closing Date through 12/30/97                  4.50:1.0
     -------------------------------------------------------------------------
           12/31/97 through 12/30/98                    3.75:1.0
     -------------------------------------------------------------------------
            12/31/98 and thereafter                     3.50:1.0
     =========================================================================


         SECTION 6.14 TANGIBLE NET WORTH. Permit Tangible Net Worth to be less than the following amounts at the end of any fiscal quarter during following fiscal years:

     =========================================================================
                    PERIOD                         TANGIBLE NET WORTH
     -------------------------------------------------------------------------
         Closing Date through 12/30/97                 $5,500,000
     -------------------------------------------------------------------------
           12/31/97 through 12/30/98                   $6,000,000
     -------------------------------------------------------------------------
            12/31/98 and thereafter                    $6,500,000
     =========================================================================

         SECTION 6.15 SUBORDINATED DEBT. Permit the Subordinated Debt of the Borrower to be less than $3,000,000 at any time (including after giving effect to any payments or prepayments).

         SECTION 6.16 LEASES. Enter into or permit to exist any arrangements for the leasing by the Borrower or its Subsidiaries of any real or personal property (or interests therein) under leases, other than leases existing as of the date of this Agreement, which require the payment of rental amounts in excess of $500,000 in any Fiscal Year.

                              ARTICLE VII DEFAULTS

         SECTION 7.01. EVENTS OF DEFAULT. Each of the following events shall constitute events of default ("Events of Default") hereunder:

                  (a) any representation or warranty made by or on behalf of the Borrower in connection with this Agreement or the other Loan Documents or any of the Transactions shall prove to have been false or misleading in any material respect when made;

                  (b) default shall be made in the payment of any principal on the Loans or any Reimbursement Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise.

                  (c) default shall be made in the payment of any interest or other amounts payable hereunder or under the other Loan Documents when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such amount shall remain unpaid for 3 Business Days.

                  (d) default shall be made in the due observance of any covenant, condition or agreement on the part of the Borrower contained in SECTIONS 5.01, 5.05, 5.06(d) OR ARTICLE VI.

                  (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower pursuant to the terms of this Agreement or the other Loan Documents and such default shall continue unremedied for a period of 30 days after the earlier of (i) written notice from the Lender of such default or (ii) actual knowledge by the Borrower of such default;

                  (f) the Borrower, the Guarantors or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title I I of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any of their Subsidiaries or for a substantial part of their respective properties or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable generally, or admit in writing its inability, to pay its debts as they become due, (vii) suspend the transaction of all or a substantial portion of its usual business or (viii) take corporate action for the purpose of effecting any of the foregoing;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Guarantor or any of their Subsidiaries of a substantial part of any of their respective properties or assets under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any of their Subsidiaries or for a substantial part of their respective properties, or (iii) the winding-up or liquidation of the Borrower, any Guarantor or any of their Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (h) a default shall be made with respect to any Indebtedness of the Borrower or any Guarantor, including, but not limited to, the Subordinated Debt of the Borrower payable to Sirrom Capital Corporation, or any event shall occur if the effect of any such default or event shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee or agent on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of Indebtedness in an aggregate amount in excess of $100,000; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Borrower or any Guarantor or any of their Subsidiaries in an aggregate principal amount in excess of $100,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness);

                  (i) a Reportable Event shall have occurred with respect to any Pension Plan or a notice of intent to terminate a Pension Plan shall have been furnished to the affected parties (as provided in Section 4041(c)(1) of ERISA); or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan, or a trustee shall have been appointed by a United States District Court to administer any Pension Plan, if in any such case such Pension Plan then has an amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) aggregating in excess of $100,000 or the Borrower or any ERISA Affiliate incurs withdrawal liability to any Multiemployer Plan under subtitle E of Title IV of ERISA aggregating in excess of $100,000;

                  (j) a final judgment for the payment of money in excess of $100,000 shall be rendered by a court or other tribunal against the Borrower or any of its Subsidiaries and shall remain undischarged for a period of 30 consecutive days during which execution of such judgment shall not have been stayed effectively or final judgments for the payment of money aggregating in excess of $100,000 shall be rendered against the Borrower or any of its Subsidiaries and such judgments shall remain undischarged for a period of 30 consecutive days during which execution of such judgments shall not have been stayed effectively;

                  (k) the Subsidiary Guaranties or any Collateral Document shall cease to be in full force and effect, enforceable in accordance with its terms, or the Borrower or any Guarantor shall assert the invalidity of any such instrument, or any security interest or Lien purported to be created by any Collateral Document shall cease to be a valid and perfected first priority security interest in any collateral described therein;

                  (1) a default or event of default shall occur under any of the other Loan Documents, which shall remain uncured after the expiration of any applicable notice, cure or grace period, if any;

                  (m) the Borrower or any of its Subsidiaries shall be the subject to any proceeding pertaining to the release by (i) the Borrower or its Subsidiaries, (ii) any Person acting on the Borrower's behalf, or (iii) any predecessor in interest to the assets and properties of the Borrower or its Subsidiaries, of Hazardous Materials into the environment or any violation of any Environmental Loans which, in either case, could have a Material Adverse Effect.

                  (n) a Change of Control shall occur.

         SECTION 7.02. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default (other than an event described in Section 7.01(f) or W), and at any time thereafter during the continuance of such event, the Lender may, by written notice to the Borrower, take either or all of the following actions-at the same or different times: (a) terminate forthwith the Commitment (including the Revolving Credit Facility and any obligation to issue Letters of Credit hereunder) of the Lender hereunder, and (b) declare the Notes to be forthwith due and payable, whereupon the principal of the Notes, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under the other Loan Documents, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding, or (c) take any other action available at law or in equity. Upon the occurrence of any event described in Section 7.01(f) or (g)), (i) the Commitment (including the Revolving Credit Facility, and any obligation to issue Letters of Credit hereunder) of the Lender shall automatically terminate, and (ii) the principal amount outstanding under the Notes, together with Eon accrued interest thereon and any accrued unpaid Fees and all other liabilities of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding. Upon any acceleration of the Notes and the other amounts payable hereunder, the Borrower shall pay to the Lender an amount equal to the aggregate stated amount of all Letters of Credit to be held by the Lender as cash collateral to secure the obligations of the Borrower hereunder with respect to the Letters of Credit.

         ARTICLE VIII MISCELLANEOUS

         SECTION 8.01. NOTICES. (a) Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered personally or mailed, by certified or registered mail, postage prepaid (or in the case of facsimile communication, delivered by telex, graphic scanning or other facsimile communications equipment) or delivered by overnight courier addressed:

         If to Lender:
         LaSalle National Bank
         135 South LaSalle Street
         Chicago, Illinois 60603
         Attention: Angela K. DePew
         Telephone: (312) 904-4561
         Facsimile: (312) 904-6353

with a copy (which shall not constitute notice) to:

         Hopkins & Sutter
         Three First National Plaza
         Chicago, Illinois 60602
         Attention: Patrick M. Hardiman
         Telephone: (312) 558-6751
         Facsimile: (312) 558-3310

         If to Borrower:

         Universal Automotive Industries, Inc.
         3350 North Kedzie Avenue
         Chicago, Illinois 60618
         Attention: Arvin Scott
         Telephone: (773) 478-2323
         Facsimile: (773) 866-9068

with a copy (which shall not constitute notice) to:

         Shefsky & Froelich Ltd.
         444 North Michigan Avenue
         Chicago, Illinois 60611
         Attention: Mitchell D. Goldsmith
         Telephone: (312) 836-4006
         Facsimile: (312) 527-3194

                  (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case addressed to such Person as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such Person.

         SECTION 8.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Notes evidencing the Loans and shall continue in full force and effect until the Notes and all accrued interest thereon and all other Obligations then due and payable have been fully paid and the Lender has no further commitment to lend hereunder.

         SECTION 8.03. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Lender shall have the right to sell participations in and make assignments of all or any part of the Commitment, the Notes and the Letters of Credit in its sole and absolute discretion and without the consent of or notice to the Borrower.

         SECTION 8.04. EXPENSES OF THE LENDER; INDEMNIFY; JUDGMENT CURRENCY.

                  (a) The Borrower agrees to pay all- out-of-pocket expenses reasonably incurred by the Lender (including the fees and expenses of the Lender's counsel and its paralegals, field exam expenses and related fees and environmental audit and appraisal fees) in connection with the preparation and administration of this Agreement and the other Loan Documents, or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated) or reasonably incurred by the Lender (including the fees and expenses of the Lender's counsel and its paralegals) in connection with the enforcement of its rights in connection with this Agreement or the other Loan Documents. The Borrower further agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify the Lender and its Affiliates, directors, officers, employees and agents against, and to hold the Lender and such Persons harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, and related expenses, including legal and paralegal fees and expenses, incurred by or asserted against the Lender or any such Persons arising out of, in any way connected with, or as a result of any claim, investigation, litigation or other proceeding (whether or not the Lender is a party) relating to (i) this Agreement or the other Loan Documents, (ii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder

         (including the making of the Commitment), (iii) the consummation of the Transactions, (iv) the release, presence, spillage, disposal, discharge, transporting, emission or leakage of Hazardous Materials, which is at, in, on, under, about, from or affecting the Premises, including any damage or injury resulting from any such Hazardous Materials to or affecting the Borrower's properties or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such properties or on any other property or otherwise, or
         (v) any violation of any Environmental Laws. The foregoing indemnity includes the cost of remedial action to the extent required to cause the Borrower's properties to be in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, this indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising solely from the gross negligence or willful misconduct of the Lender.

                  (c) The relationship between the Borrower (and its Subsidiaries) and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower (or its Subsidiaries). The Lender does not undertake any responsibility to the Borrower (or its Subsidiaries) to review or inform the Borrower (or its Subsidiaries) of any matter in connection with any phase of the Borrower's (or its Subsidiaries') business or operations. The Borrower agrees that the Lender shall not have liability to the Borrower or its Subsidiaries (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or its Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. The Lender shall not have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower or its Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

                  (d) If for any purpose, including the obtaining of judgment in any court, it is necessary to convert a sum due hereunder from the currency in which it is payable (the "PAYMENT CURRENCY") into another currency (the "JUDGMENT CURRENCY"), the parties hereto agree, to the fullest extent that they may lawfully and effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Payment Currency with the Judgment Currency in the Chicago foreign exchange market on the Business Day preceding the date of final judgment. The obligation of the Borrower in respect of any sum due from it to the Lender hereunder shall, notwithstanding any judgment or payment in a currency other than the Payment Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum so paid or adjudged to be so due in the Judgment Currency the Lender may in accordance with normal banking procedures, purchase the Payment Currency with the amount of Judgment Currency so paid or adjudged to be due; if the amount in the Payment Currency so purchased is less than the sum originally due to the Lender in the Payment Currency, the Borrower agrees, as a separate obligation and additional cause of action and notwithstanding any such payment or judgment, to indemnify the Lender against such loss and if the amount in the Payment Currency so purchased exceeds the sum originally due to the Lender in the Payment Currency, the Lender agrees to remit to the Borrower such excess. The term "rate of exchange" in this SECTION 8.04 means the spot rate at which the Lender, in accordance with normal practices, is able on the relevant date to purchase the Payment Currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with the purchase.

                  (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the other Loan Documents, the consummation of the Transactions, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.04 shall be payable on written demand in reasonable detail therefor.

         SECTION 8.05. RIGHT OF SETOFF. The Lender is hereby authorized at any time and from time to time after the occurrence and during the continuance of an Event of Default to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the

Lender to or for the credit or the account of the Borrower (other than trust accounts held for the benefit of third parties in the ordinary course of the Borrower's business) to amounts then due and payable under this Agreement and the other Loan Documents, irrespective of whether or not the Lender shall have made any demand under this Agreement or any of the other Loan Documents. The rights of the Lender under this Section 8.05 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have under applicable law.

         SECTION 8.06 APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

         SECTION 8.07. WAIVERS. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in Section 8.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         SECTION 8.08. AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

         SECTION 8.09. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement, the Notes or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 8.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Lender and the Borrower.

         SECTION 8.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.12. CONSENT TO JURISDICTION. THE BORROWER IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENTS RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDINGS MAY BE BROUGHT IN THE UNITED STATES COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR IN THE COURTS OF THE STATE OF ]ILLINOIS LOCATED IN COOK COUNTY (AND THE BORROWER WAIVES ANY OTHER PREFERENTIAL JURISDICTION BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE), AS 11-1E LENDER MAY ELECT AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSON", GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR IT AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS ARVIN SCOTT (THE "PROCESS AGENT"), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND

ACKNOWLEDGE FOR AND ON BEHALF OF THE BORROWER AND ITS PROPERTIES, ASSETS AND REVENUES, SERVICES OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE UNITED STATES COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, WHICH SERVICE MAY BE MADE ON THE PROCESS AGENT IN ACCORDANCE WITH LEGAL PROCEDURES PRESCRIBED FOR SUCH COURTS. THE BORROWER FURTHER AGREES THAT SERVICE UPON THE PROCESS AGENT MALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE BORROWER AND THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE BORROWER SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON, AND THAT SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENT ON THE BORROWER MAY ALSO BE EFFECTED BY REGISTERED MAIL OR REGISTERED AIR MAIL, AS THE CASE MAY BE, POSTAGE PREPAID, TO THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 8.01 HEREOF, SUCH SERVICE TO BE EFFECTIVE 4 BUSINESS DAYS AFTER THE MAILING THEREOF. NOTHING HEREIN SHALL, OR MALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF THE LENDER, TO THE EXTENT PERMITTED) BY APPLICABLE LAW, TO BRING ACTIONS, SUITS OR PROCEEDINGS WITH RESPECT TO THE OBLIGATIONS AND LIABILITIES OF THE BORROWER UNDER, OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE LOAN DOCUMENTS OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE COURTS OF ANY JURISDICTION IN WHICH ANY OFFICE OF THE LENDER MAY BE LOCATED OR ANY ASSETS, PROPERTIES OR REVENUES OF THE BORROWER MAY BE FOUND OR AS THE LENDER SHALL OTHERWISE DEEM APPROPRIATE, OR THE RIGHT TO AFFECT SERVICE OF PROCESS IN ANY JURISDICTION IN ANY OTHER MANNER PERMITTED BY LAW. IN ADDITION, THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS BROUGHT IN ANY OF THE COURTS REFERRED TO ABOVE, AND FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY OF THE AFORESAID COURTS HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

         SECTION 8.13. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER WAN DOCUMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH TIES AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND AGREE THAT ANY SUCH ACTION MALL BE TRIM BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         SECTION 8.14. INTEREST LIMITATION. Anything in this Agreement, the Notes or any Loan Document to the contrary notwithstanding, the Borrower shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement, the Notes or any Loan Document would exceed the highest lawful rate, or if any holder of the Notes shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement, the Notes or any Loan Document to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Agreement, the Notes and the Loan Documents shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the holders of the Notes, be either refunded to the payor or credited on the principal of the Notes.

         SECTION 8.15. LOAN DOCUMENTS. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and those of any other Loan Document, the terms and provisions of this Agreement shall govern and control to the extent of such conflict or inconsistency.

         The parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                           BORROWER:

                                           UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------


                                           LENDER:

                                           LASALLE NATIONAL BANK

                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------